As filed with the U.S. Securities and Exchange Commission on April 10, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Irenic Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1922153 (I.R.S. Employer Identification Number)

767 Fifth Avenue, 15th Floor

New York, New York 10153

Tel.: (646) 993-6330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Katz

Chief Executive Officer

767 Fifth Avenue, 15th Floor

New York, New York 10153

Tel.: (646) 993-6330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel.: (212) 819 8200	Daniel Nussen White & Case LLP 555 South Flower Street Suite 2700 Los Angeles, California 90071 Tel.: (213) 620 7700	Alex Davies Conyers Dill & Pearman LLP SIX, Cricket Square Grand Cayman KY1-1111 Cayman Islands Tel: (345) 945-3901	Christian O. Nagler, P.C. Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel.: (212) 446 4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 10, 2026

PRELIMINARY PROSPECTUS

$220,000,000

Irenic Acquisition Corp.

22,000,000 Units

Irenic Acquisition Corp. is a blank check company incorporated as an exempted company under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. We refer to the warrants included in the units as public warrants. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 3,300,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, in connection with the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. As further described in this prospectus, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares without our prior consent.

If we are unable to complete our initial business combination within 24 months from the closing of this offering, or such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated memorandum and articles of association, which we refer to as the completion window, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein. We may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of our public shares will be offered an opportunity to redeem their shares upon approval of such extension, regardless of whether they abstain, vote in favor of or vote against such extension.

Our sponsor, Irenic Sponsor, LLC, and the underwriters have agreed to purchase an aggregate of 640,000 private placement units (or up to 706,000 private placement units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per unit, for an aggregate purchase price of $6,400,000 (or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Of those 640,000 private placement units, our sponsor has agreed to purchase 420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full) and the underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full). Each private placement unit consists of one Class A ordinary share and one-third of one warrant, as described in more detail in this prospectus. These units, which we refer to as the private placement units, are identical to the units sold in this offering, subject to limited exceptions as described in this prospectus.

Our sponsor currently owns an aggregate of 6,325,000 Class B ordinary shares, which we refer to as the founder shares throughout this prospectus. The founder shares were purchased for $25,000, or approximately $0.004 per share. The sponsor will surrender up to 825,000 of the founder shares to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to the adjustments described herein. After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares included in the private placement units and the Class A ordinary shares underlying the warrants included in the private placement units). Prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law. See the sections entitled “Summary — Our Sponsor” on page 7, “Summary — The Offering — Founder Shares” on page 15, “Summary — The Offering — Founder Shares Conversion and Anti-Dilution Rights” on page 17, “Summary — The Offering — Voting” on page 17, “Risk Factors — The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of the deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us” on page 35, “Risk Factors — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks” on page 43, “Dilution” on page 70 and “Proposed Business — Our Sponsor” on page 82 for more information.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with Irenic Capital Evergreen Master Fund LP, or the Evergreen Fund, pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one Class A ordinary share, or a forward purchase share, and one-third of one warrant to purchase one Class A ordinary share, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee. The forward purchase shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that they will be subject to transfer restrictions and registration rights, as described herein. The forward purchase warrants will have the same terms as the private placement warrants.

Currently, there is no public market for our units, Class A ordinary shares or warrants. We intend to apply to have our units listed on The Nasdaq Global Market, or Nasdaq, under the symbol “IACQU.” We expect that our shares will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq; however, we will not consummate this offering if our securities are not approved for listing on Nasdaq. We expect the Class A ordinary shares and warrants that comprise the units to begin separate trading on the 52nd day following the date of this prospectus unless Jefferies, the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions as described further herein. Once the securities comprising the units begin separately trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “IACQ” and “IACQW” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 34 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

	PER UNIT	TOTAL
Public offering price	$10.00	$220,000,000
Underwriting discounts and commissions(1)	$0.60	$13,200,000
Proceeds, before expenses, to us	$9.40	$206,800,000

(1)	Includes $0.20 per unit, or $4,400,000 in the aggregate (or up to $5,060,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters upon the closing of this offering. Also includes $0.40 per unit, or $8,800,000 in the aggregate (or up to $10,120,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriters only upon the completion of an initial business combination, as described in this prospectus. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $220,000,000, or up to $253,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $4,400,000 in underwriting discounts and commissions payable upon the closing of this offering (or up to $5,060,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $2,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

Because our sponsor acquired the founder shares at a nominal aggregate price of $25,000, or approximately $0.004 per share, our public shareholders will incur an immediate and material dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See the section titled “Risk Factors — The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline” on page 57 and “— We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks” on page 43. We will also pay our sponsor for office space and administrative services provided to members of our management team in an amount equal to $20,000 per month. Our sponsor may loan us up to $400,000 under an unsecured, non-interest bearing promissory note for offering-related and organizational expenses. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. Our sponsor or an affiliate of our sponsor or certain of our officers and directors may loan us funds to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The issuance of such shares may result in material dilution to our public shareholders. See the section titled “Summary — Our Sponsor” for more information regarding, among other things, the amount of compensation and securities received or to be received by our sponsor, its affiliates and our officers and directors.

The following table illustrates the difference between the public offering price and our net tangible book value per share, as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, which we refer to as Adjusted NTBVPS, on a pro forma basis to give effect to this offering and the issuance of the private placement units, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full. Adjusted NTBVPS excludes the effect of the consummation of our initial business combination or any related transactions or expenses. See the section titled “Dilution” for more information.

AS OF MARCH 31, 2026
OFFERING PRICE	25% OF MAXIMUM		50% OF MAXIMUM		75% OF MAXIMUM
OF $10.00	REDEMPTION		REDEMPTION		REDEMPTION		MAXIMUM REDEMPTION
		DIFFERENCE		DIFFERENCE		DIFFERENCE		DIFFERENCE
		BETWEEN		BETWEEN		BETWEEN		BETWEEN
		ADJUSTED		ADJUSTED		ADJUSTED		ADJUSTED
		NTBVPS		NTBVPS		NTBVPS		NTBVPS
		AND		AND		AND		AND
ADJUSTED	ADJUSTED	OFFERING	ADJUSTED	OFFERING	ADJUSTED	OFFERING	ADJUSTED	OFFERING
NTBVPS	NTBVPS	PRICE	NTBVPS	PRICE	NTBVPS	PRICE	NTBVPS	PRICE
Assuming Full Exercise of Over-Allotment Option
$7.54	$6.94	$3.06	$5.96	$4.04	$4.05	$5.95	$(1.30)	$11.30
Assuming No Exercise of Over-Allotment Option
$7.53	$6.93	$3.07	$5.95	$4.05	$4.04	$5.96	$(1.30)	$11.30

Members of our management team will directly or indirectly own founder shares and/or private placement units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, there may be actual or potential material conflicts of interest between our sponsor, its affiliates or promoters on the one hand, and the investors in this offering on the other hand. See the sections titled “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest.”

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about                   , 2026.

Sole Book-Running Manager:

Jefferies

Co-Manager

Odeon Capital Group LLC

                 , 2026

We have not, and the underwriters have not, authorized anyone to provide you with information that is different from or inconsistent with that contained in this prospectus. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

◾	“we,” “us,” “company” or “our company” are to Irenic Acquisition Corp., an exempted company under the laws of the Cayman Islands;
◾	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;
◾	“completion window” are to (i) the period ending on the date that is 24 months from the closing of this offering in which we must complete an initial business combination or (ii) such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated memorandum and articles of association;
◾	“Evergreen Fund” are to the Irenic Capital Evergreen Master Fund LP;
◾	“forward purchase agreement” are to the forward purchase agreement providing for the sale of forward purchase units by us to the Evergreen Fund in a private placement that will close concurrently with the closing of our initial business combination;
◾	“forward purchase units” are to the units to be issued to the Evergreen Fund pursuant to the forward purchase agreement;
◾	“forward purchase securities” are to the forward purchase shares and forward purchase warrants;
◾	“forward purchase shares” are to the Class A ordinary shares included in the forward purchase units;
◾	“forward purchase warrants” are to the warrants to purchase Class A ordinary shares included in the forward purchase units;
◾	“founder shares” are to Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described herein;
◾	“initial shareholders” are to holders of our founder shares prior to this offering;
◾	“Irenic” are to Irenic Capital Management LP;
◾	“Jefferies” are to Jefferies LLC, the representative of the underwriters in this offering;
◾	“management” or our “management team” are to our officers and directors;
◾	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;
◾	“private placement shares” are to the Class A ordinary shares comprising part of the private placement units;
◾	“private placement units” are to the private placement units to be issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans;
◾	“private placement warrants” are to the warrants comprising part of the private placement units;
◾	“public shares” are to Class A ordinary shares included as part of the units sold in this offering (whether they are purchased in this offering or thereafter in the open market);
◾	“public shareholders” are to the holders of our public shares, including our initial shareholders and management team, to the extent our initial shareholders and/or members of our management team purchase public shares, provided that each initial shareholder’s and member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;
◾	“public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
◾	“sponsor” are to Irenic Sponsor, LLC, a Delaware limited liability company; and
◾	“warrants” are to our public warrants and private placement warrants.

Any conversion of the Class B ordinary shares described in this prospectus will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any forfeiture of shares, and all references to forfeiture of shares, described in this prospectus shall take effect as a surrender of shares for no consideration as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a blank check company incorporated as an exempted company under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an initial business combination target in any industry or geographic location, we intend to focus our search on companies in the aerospace, defense, and broader industrial sectors.

Our management team is led by Adam Katz, our Chief Executive Officer and a director, E-Fei Wang, our President and a director, and Matthew Kupersmith, our Chief Financial Officer, who together contribute extensive experience in operations, investments and acquisitions. The varied backgrounds of our management team offer us a distinct advantage in identifying, assessing and executing transactions with exceptional businesses.

Our executive officers are among the principals of Irenic Capital Management LP, or Irenic. Our sponsor is principally owned by Irenic’s Evergreen Fund (as defined below) and managed by our executive officers. We intend to draw upon Irenic’s infrastructure, personnel, analytic capabilities, network and relationships in identifying potential targets and assisting us in consummating our initial business combination.

We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement units and forward purchase units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may also issue shares in private placement transactions (so-called PIPE transactions) in connection with our initial business combination, for instance in order to provide sufficient liquidity and capital to the post-business combination entity. The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering and are likely to increase as the enterprise value of a prospective target company increases. We intend to focus on companies that have an aggregate enterprise value greater than we could acquire with the net proceeds of this offering and the sale of the private placement units and forward purchase units. Further, such dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. For more information, see the sections entitled “Summary — Additional Financings,” “Dilution” and the risk factors entitled “We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks” and “The post-business combination company may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs.”

Irenic Capital Management LP

Irenic is an investment firm with offices in New York and California that operates at the intersection of public and private markets. Irenic takes a fundamental approach to investing with a particular focus on both public and private special situations across the capital structure. The firm’s principals work collaboratively with management teams and boards to help drive improvements in operating and financial performance to create long-term value for shareholders. Irenic’s approach is grounded in an “owner’s mindset,” emphasizing disciplined operations and thoughtful capital deployment aligned with durable value creation. Irenic had approximately $2.5 billion of assets under management as of March 1, 2026 and is led by Co-Founders Adam Katz, its Chief Investment Officer, and Andy Dodge, its Director of Research, who have known each other for twenty years and invested alongside each other prior to launching Irenic.

Irenic’s investor base includes long-term partners and is further supported by a value-added limited partner network that includes many current and former public company CEOs and other senior executives. Irenic’s flagship strategy, the Irenic Capital Evergreen Master Fund LP, or the Evergreen Fund, focuses on special situations in public and private companies, generally investing in firms with market capitalizations less than $15 billion. Irenic has successfully catalyzed a number of take-private transactions since inception and has cultivated close relationships with the financial sponsor community. Fundamental to Irenic’s approach is the belief that assets can be viewed differently by public and private markets and value can be unlocked through transactions that seek to capture that arbitrage. Notable Irenic investments include Arconic Corporation (formerly NYSE: ARNC), Barnes Group Inc. (formerly NYSE: B), Couchbase, Inc. (formerly Nasdaq: BASE), FD Technologies Limited (formerly LSE: FDP now KX Systems), Hillenbrand Inc. (formerly NYSE: HI), News Corp (NYSE: NWSA), and Triumph Group Inc. (formerly NYSE: TGI).

With respect to the foregoing examples, past performance of our management team and Irenic and its funds is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate or candidates for our initial business combinations. You should not rely on the historical record of our management’s performance as indicative of our future performance.

We believe Irenic’s platform is ideally positioned to assist us in sourcing and completing an attractive business combination given the breadth of its capabilities, including its (i) deep fundamental research, (ii) differentiated sourcing through relationships with institutional partners, banks, brokers and other intermediaries, (iii) access to an experienced network of operators, executives and board candidates across industries, (iv) expertise in identifying opportunities with asymmetrical returns and (v) proven, collaborative style of engagement with leadership teams and boards focused on improving operating results and driving total shareholder returns. In addition, we believe Irenic’s credibility with long-term institutional investors, alongside its experience investing across public and private markets and throughout the capital structure, will be helpful in articulating the pro forma effects of a business combination and the long-term value creation plan that we intend to pursue, including, when appropriate, transaction pathways that may realize value from differences between public-market and private-market perspectives.

Additionally, we believe that we have appropriately aligned incentives among our shareholders, our sponsor and Irenic and increased the likelihood of engaging constructively with counterparties by virtue of our forward purchase agreement. We will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one Class A ordinary share (the “forward purchase shares”) and one-third of one warrant to purchase one Class A ordinary share (the “forward purchase warrants”), for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee. The forward purchase shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that they will be subject to transfer restrictions and registration rights, as described herein. The forward purchase warrants will have the same terms as the private placement warrants. We believe Irenic’s investment closely aligns incentives among the target and public shareholders and gives counterparties confidence in our ability to complete a transaction. We believe that these points will present us with competitive advantages as we seek to complete a business combination.

Our Management Team

Executive Officers

We will be led by Adam Katz, our Chief Executive Officer and a director, E-Fei Wang, our President and a director, and Matthew Kupersmith, our Chief Financial Officer, who together contribute extensive experience in operations, investments, and acquisitions. The varied backgrounds of our team offer us a distinct advantage in identifying, assessing, and executing transactions with exceptional businesses.

Adam Katz, our Chief Executive Officer and a director, brings a differentiated combination of investor, operator and governance experience. Prior to co-founding Irenic in 2021, Mr. Katz was an Associate Portfolio Manager at Elliott Management’s situational investing group, where he evaluated and executed across special situations, activism, private equity and distressed/complex credit. At both Irenic and Elliott, Mr. Katz took significant stakes in aerospace and defense businesses with government programs, contract-driven cash flows and intricate stakeholder dynamics. At Irenic, he has led multiple high-profile public engagements and board-level initiatives, including an activist campaign at Barnes Group Inc., an industrial and aerospace company, where Irenic nominated him to the board, entered into a cooperation agreement and subsequently saw the company acquired by Apollo Funds in a $3.6 billion all-cash transaction that closed in January 2025. Mr. Katz is also recognized externally for his investing acumen, having been named one of Institutional Investor’s “Hedge Fund Rising Stars” (2023). He holds an MBA from Harvard Business School (Baker Scholar) and a JD from Harvard Law School.

E-Fei Wang, our President and a director, is a Managing Director and the Head of Private Equity at Irenic. Mr. Wang has over ten years of investing experience across the technology, media, industrials, aerospace and defense, and metals and mining sectors, serving as a Principal on the Private Equity team at Apollo Global Management for eight years prior to joining Irenic. Mr. Wang worked closely with Irenic on the $5.2 billion take-private of Arconic Corporation. Mr. Wang has served as a board member of Arconic Corporation since August 2023 and previously served as a board member of Yahoo Inc. from December 2022 to March 2026 (he continues to serve as a board observer). Mr. Wang graduated from Rice University with a degree in Chemical and Biomolecular Engineering.

Matthew Kupersmith, our Chief Financial Officer, is an advisor to Irenic and has over 20 years of principal investment and operating experience in private equity and alternative asset management. He was most recently a Managing Director at Oaktree Capital Management. Prior to Oaktree, Mr. Kupersmith was co-founder and Chief Investment Officer of alternative asset manager Iron Compass LLC, Managing Director and Head of North American Private Investments at Och-Ziff Capital Management and Associate at Berkshire Partners. He began his career as an investment banker at Goldman Sachs. Mr. Kupersmith has served as a lead board member for numerous portfolio companies across a range of industries. Mr. Kupersmith earned an A.B. in History from Harvard College.

Independent Director Nominees

We have assembled an experienced team, who at the commencement of trading of our securities on the Nasdaq will serve as our independent directors to assist in the sourcing and evaluation of prospective business combination targets, the due diligence and deal execution of our business combination, and post-closing strategic involvement with our business combination partner. Our strategy, as further described below, is predicated on identifying a business combination partner we can define and present to our investors with a clear, executable plan to drive long-term shareholder value creation through our collective experience. We believe the operational expertise of our independent directors is a differentiating element of our approach, which gives us the opportunity to pursue potential business combination targets in several industry sectors where we have expertise, and increases our likelihood of finding and completing a suitable business combination.

Our independent director nominees are Paul Adams, Kirk Hachigian and Larry Lawson.

Paul Adams has more than 30 years of leadership experience across the aerospace and industrial manufacturing landscape, with particular depth in aircraft engines, complex manufacturing operations and global supply chains. He previously served as President of Pratt & Whitney Company, Inc., a subsidiary of

Raytheon now known as RTX Corporation (NYSE: RTX), a leader in the design, manufacture, and service of aircraft engines and industrial gas turbines. Prior to his role as President, Mr. Adams held senior roles including Chief Operating Officer, where he led enterprise operations spanning engineering, quality, EH&S, information technology, manufacturing and supply chain readiness across the company’s major business units. Following Pratt & Whitney, Mr. Adams served as Chief Operating Officer of Precision Castparts Corp., a leading supplier of aerospace metal components, castings, and forgings. He subsequently expanded his governance and advisory experience, serving as a senior advisor to VulcanForms, Inc. Mr. Adams currently serves as a director of Aclara Resources Inc. (TSX: ARA) and as a board member of OC Oerlikon Corporation AG, Pfäffikon (SWX: OERL). Mr. Adams served as a board member of Rolls-Royce (LSE: RR) from 2021-2023. Mr. Adams holds a BS in Aerospace Engineering from the University of Michigan and completed the Stanford Executive Program at Stanford Graduate School of Business. In 2013, he was inducted into the National Academy of Engineering. Mr. Adams is qualified to serve on our board of directors because of his leadership experience in the aerospace and industrial manufacturing industries.

Kirk S. Hachigian is a seasoned public-company executive and board leader with extensive experience in corporate governance and value creation in industrial and engineered-product businesses, Previously, Mr. Hachigian served as Chairman of the Board of JELD-WEN Holding, Inc. (NYSE: JELD), a manufacturer of windows and doors, from April 2014 to May 2019 and as Chief Executive Officer from April 2014 to November 2015. Prior to JELD-WEN, he served as Chairman, President, and Chief Executive Officer of Cooper Industries plc, a publicly held electrical equipment and tool manufacturer, until Cooper’s acquisition by Eaton Corporation (NYSE: ETN) in November 2012, having been named Chairman in 2006, Chief Executive Officer in 2005, and President in 2004. Mr. Hachigian currently serves as Chairman of the Board of Allegion plc (NYSE: ALLE), having been a director since Allegion became a standalone public company in 2013 and having served as Lead Director for the majority of his tenure; he also chairs Allegion’s Corporate Governance and Nominating Committee. In addition, Mr. Hachigian serves on the boards of PACCAR Inc. (Nasdaq: PCAR) (director since 2008), NextEra Energy, Inc. (NYSE: NEE) (director since 2013), and L3harris Technologies, Inc. (NYSE: LHX) (director since 2023). Additionally, Mr. Hachigian was on the board of Cabinetworks Group from 2021 to 2022, and the board of American Standard Companies (NYSE: ASD) from 2005 to 2008. Mr. Hachigian holds an MBA from the Wharton School at the University of Pennsylvania and a BS in Mechanical Engineering from the University of California Berkley. Mr. Hachigian is qualified to serve on our board of directors because of his demonstrated track record in leading and overseeing complex industrial organizations, executing strategic initiatives, and maintaining strong governance standards.

Larry A. Lawson is an aerospace consultant with decades of leadership experience in aerospace and defense, including leading large-scale aircraft programs and execution-driven turnarounds. Mr. Lawson previously served as President and Chief Executive Officer of Spirit AeroSystems (NYSE: SPR), Inc. from April 2013 until his retirement in August 2016, where he led a highly successful turnaround of the Company. Prior to Spirit AeroSystems, Mr. Lawson served as Executive Vice President of Lockheed Martin Corporation (NYSE: LMT) and President of Lockheed Martin Aeronautics Company, leading Lockheed Martin’s military aircraft business across multiple U.S. sites. Earlier at Lockheed Martin, Mr. Lawson served as Executive Vice President and General Manager of the F-35 Lightning II program, where he was credited with helping recover the program. He also served as Executive Vice President and General Manager of the F-22 Raptor program, which was awarded the 2006 Collier Trophy recognizing the most significant accomplishment in aerospace. During his career, he led the capture, development, and production of the JASSM cruise missile and the Advanced Infra-red Search and Track System. After retiring from Spirit AeroSystems, he served as Operating Partner of Advent International, a private equity firm, from March 2019 until March 2022. In 2025, Mr. Lawson was appointed to the board of directors of KX Software Limited, a data analytics software company serving the financial services and aerospace, defense and space industries, among other data-driven end markets. Mr. Lawson is an M.I.T. Fellow, an alumnus of the Harvard Advanced Management Program, and holds engineering degrees from the University of Missouri and Lawrence Technological University. Mr. Lawson is qualified to serve on our board of directors because of his extensive executive leadership experience and technical background within the aerospace and defense industries.

None of our sponsor, its affiliates, nor any of our promoters has prior experience in organizing special purpose acquisition companies and are not involved in any other special purpose acquisition companies.

For additional information regarding our management team’s experience, please see the section entitled “Management.”

Business Strategy and Target Industries

Our business strategy is to identify and complete our initial business combination with a company that we believe can benefit from Irenic’s foundational expertise in unlocking value between the public and private markets. We believe our sponsor’s and management team’s deep network, spanning management teams and boards of public and private companies, private equity sponsors, public investors, investment bankers, lenders, restructuring advisors and other professional intermediaries, provides access to hundreds of corporate- and sponsor-owned assets that could benefit from partnering with us to drive value.

By concentrating on special situations throughout the capital structure, Irenic leverages a unique strength that is particularly well-suited to identifying overlooked investment opportunities. Access to a network of value-added limited partners — including many current and former public company CEOs and senior executives — provides practical insights and facilitates effective engagement with leadership teams. Together, these capabilities position us to pursue flexible, targeted investments and strategic initiatives that can unlock value in companies that may not be fully recognized by the broader market, aligning well with the objectives for our initial business combination.

We believe certain sectors may particularly benefit from our investment approach. We see considerable opportunity within the industrials sector — particularly in aerospace and defense end-markets, as well as across industrial products and services that align with the expertise of our directors. These sectors are characterized by durable, long-term demand drivers, mission-critical product suites and significant barriers to entry, all of which can support lasting value creation. Furthermore, many high-quality businesses in these areas are often part of complex organizations and investment funds seeking to monetize and streamline their portfolios, making them ideal candidates for our strategy.

In commercial aerospace, we believe commercial aircraft demand is supported by elevated OEM backlogs and sustained underlying travel demand, which provide long-duration visibility for production, supply-chain activity, and aftermarket services. As demand continues to drive production of new platforms, we observe that the pace of production continues to be constrained by supply-chain capacity and readiness, including labor availability and parts shortages. At the same time, we believe the public market continues to place a premium on suppliers and service providers with strong execution, quality performance, and the ability to operate reliably at scale across complex, multi-tier supply chains.

In defense, we see considerable growth opportunity driven by sustained increases in U.S. Department of Defense funding and an intensified emphasis on modernization, stockpile replenishment, and strategic deterrence across the U.S. and allied militaries. Supporting this is a total U.S. fiscal year 2026 defense budget request of approximately $1 trillion. Continued high-intensity conflicts in Europe and the Middle East are driving sustained demand for munitions, spares and platform readiness, while elevated threats globally are reinforcing investment in long-duration modernization programs as well as integrated air and missile defense and counter-UAS capabilities.

Across other industrial end-markets, we see positive long-term demand and the opportunity for margin improvement within businesses with defensible moats. For example, we believe there are numerous opportunities within the electrical components sector, where electricity, load growth and related capital allocation are the key drivers of demand, backlog and lead times. We expect demand in this sector to be supported by rapid data center build-outs alongside broader electrification and industrial investment. Within building products, long-term infrastructure spending priorities have increased demand for products and services. On the residential side, factors including post-COVID gyrations and labor inflation make for a dynamic demand environment where specialized manufacturers and service providers can realize outsized long-term growth.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria that we believe are important in evaluating prospective target businesses. We intend to use these criteria in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria:

◾	Proven Operating Performance — We intend to seek established companies with demonstrated execution and resilient operations. We are not focused on early-stage or start-up businesses. We prefer businesses that are, or can become, a top-tier competitor in at least one of their core markets.
◾	Favorable Long-Term Demand Drivers — We intend to prioritize targets in markets with durable, multi-year tailwinds, even if clouded by short-term cycles. The ideal business benefits from an expanding total addressable market and demand that is resilient through economic conditions because the product is mission-critical.
◾	High-Caliber Leadership — We intend to seek targets led by management teams with a proven record of consistent execution and strong operating performance, supported by disciplined financial management and credible forecasting. Irenic has a track-record of partnering with strong operating leaders to allocate capital thoughtfully, communicate transparently and exercise strong governance.
◾	At an Inflection Point — We intend to look for targets who are at an inflection point and in situations where we believe we can help drive improved financial performance. We are not seeking to acquire businesses in need of turnaround, but we believe that Irenic and our management team have a track record of identifying significant opportunities within existing businesses to grow earnings at a more rapid pace than they have historically through commercial initiatives and cost actions, as well as transformational strategic transactions.
◾	Strong cash generation (or near-term line of sight) — We intend to prioritize businesses that produce sustainable operating cash flow or have a credible and well-defined plan to reach positive cash flow generation in the near term.
◾	Defensible Differentiation — We intend to favor businesses with clear differentiation that is difficult for competitors to replicate and can be sustained over time. This may be reflected in proprietary technology or know-how, advantaged data, embedded customer relationships, high switching costs, or regulatory and certification barriers that protect share and pricing. We also intend to look for evidence that the advantage translates into measurable outcomes such as premium margins and strong retention.
◾	Public-Company Readiness — We intend to prioritize targets that already have, or can quickly build, the finance, controls, and governance infrastructure required to operate effectively as a public company. This includes timely and accurate reporting, strong internal controls and compliance processes, mature budgeting and forecasting capabilities, and a leadership team prepared for public-market scrutiny and disclosure expectations. We also intend to look for scalable systems and processes that can support growth without sacrificing transparency or accountability.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the aggregate value of all of the target businesses will be taken into account for purposes of the 80% fair market value test.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team will directly or indirectly own founder shares and/or private placement units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, and because we expect that our company will generally have priority over any other special purpose acquisition companies subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our Sponsor

Our sponsor, Irenic Sponsor, LLC, is a Delaware limited liability company and was formed to invest in us. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company and directly or indirectly providing office space and administrative services to members of our management team. The managers of our sponsor are Adam Katz, our Chief Executive Officer and a director, Matthew Kupersmith, our Chief Financial Officer, and E-Fei Wang, our President and a director. Messrs. Katz, Kupersmith and Wang control the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date of this prospectus, other than the Evergreen Fund, which is ultimately controlled by the principals of Irenic and owns approximately 79% and 85% of the economic rights attributable to the founder shares and private placement units held by our sponsor, respectively (assuming no exercise of the over-allotment option), no other person has a direct or indirect material interest in our sponsor. Each of our independent directors will receive for their services as a director indirect interests in 25,000 of the founder shares through membership interests in our sponsor and each of Paul Adams and Larry Lawson will make investments in our sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

ENTITY	AMOUNT OF COMPENSATION TO BE RECEIVED OR SECURITIES ISSUED OR TO BE ISSUED	CONSIDERATION PAID OR TO BE PAID
Irenic Sponsor, LLC

6,325,000 Class B ordinary shares (of which 825,000 are subject to forfeiture if the underwriters do not exercise their over-allotment option), representing 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, or concurrently with or immediately following the consummation of our business combination or earlier at the option of the holder on a one-for-one basis subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the private placement shares, forward purchase shares and the ordinary shares underlying the private placement warrants and forward purchase warrants and after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or

$25,000 (approximately $0.004 per share)

ENTITY	AMOUNT OF COMPENSATION TO BE RECEIVED OR SECURITIES ISSUED OR TO BE ISSUED	CONSIDERATION PAID OR TO BE PAID

issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement units issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis. As a result of such anti-dilution adjustments, the founder shares held by our sponsor may convert into Class A ordinary shares on a greater than one-for-one basis, which may result in material dilution from your purchase of our Class A ordinary shares.

Irenic Sponsor, LLC	420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full)	$4,200,000 ($10.00 per unit) (or up to $4,530,000 if the underwriters’ over-allotment option is exercised in full)

Irenic Sponsor, LLC	$20,000 per month	Office space and administrative services provided to members of our management team

Irenic Sponsor, LLC, an affiliate thereof, or our officers and directors	Repayment in cash or up to $1,500,000 in private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the lender	Loans to finance transaction costs in connection with an intended initial business combination

Irenic Sponsor, LLC	Repayment in cash

Up to $400,000 under an unsecured, non-interest bearing promissory note for offering-related and organizational expenses. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions

Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion

Irenic Sponsor, LLC, our officers or directors, or affiliates thereof	Repayment in cash	Any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and material dilution upon the closing of this offering. See the sections titled “Dilution” and “Risk Factors — The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

Pursuant to a letter agreement to be entered with us, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, pursuant to such letter agreement, each of our sponsor, officers and directors has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units (including the securities comprising such units), as summarized in the table below. Our letter agreement with our sponsor, officers and directors, which contains the below provisions relating to transfer restrictions of our founder shares and private placement units (including the securities comprising such units), may be amended without shareholder approval. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement.

SUBJECT SECURITIES	EXPIRATION DATE	PERSONS SUBJECT TO RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS

Founder Shares

The founder shares are not transferable or salable until the earlier of (A) 180 days after the completion of our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Irenic Sponsor, LLC Adam Katz Matthew Kupersmith E-Fei Wang Paul Adams Kirk Hachigian Larry Lawson

Transfers are permitted (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) by virtue of the laws of the Cayman Islands or our Sponsor’s limited liability company agreement upon dissolution of our sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

SUBJECT SECURITIES	EXPIRATION DATE	PERSONS SUBJECT TO RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS

Private Placement Units (including the securities comprising such units)	The private placement units (including the securities comprising such units) are not transferable or saleable until 30 days after the completion of our initial business combination.	Same as above.	Same as above.

Corporate Information

Our executive offices are located at 767 Fifth Avenue, 15th Floor, New York, New York 10153, and our telephone number is (646) 993-6330.

We are an exempted company under the laws of the Cayman Islands. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of any relevant payment as defined in the Tax Concessions Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700,000,000 as of the prior June 30th, and (2) the date on which we have issued more than $1,000,000,000 in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250,000,000 as of the prior June 30, or (2) our annual revenues equaled or exceeded $100,000,000 during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700,000,000 as of the prior June 30.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors”.

Securities offered:	22,000,000 units (or up to 25,300,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

● one Class A ordinary share; and

● one-third of one redeemable warrant.

Proposed Nasdaq symbols:	Units: “IACQU”

Class A ordinary shares: “IACQ”

Warrants: “IACQW”

Trading commencement and separation of Class A ordinary shares and warrants

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Jefferies informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number of issued and outstanding before this offering	0

Number of private placement units to be sold in a private placement simultaneously with this offering	640,000(1)

Number issued and outstanding after this offering	22,640,000(1)

Ordinary Shares:

Number of issued and outstanding before this offering	6,325,000

Number issued and outstanding after this offering and private placement	28,140,000(1)(2)

Warrants

Number to be sold in private placement simultaneously with this offering	213,333(1)

Number issued and outstanding after this offering and private placement	7,546,666(1)(3)

(1)	Assumes no exercise of the over-allotment option.
(2)	Comprised of 22,000,000 public shares, 5,500,000 founder shares and 640,000 private placement shares. Assumes no exercise of the underwriters’ over-allotment option and 825,000 founder shares are surrendered to us for no consideration. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”
(3)	Comprised of 7,333,333 public warrants included in the units to be sold in this offering and 213,333 private placement warrants to be sold in the private placement.

Exercisability

Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have structured each unit to contain one-third of one warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar special purpose acquisition companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price	$11.50 per share, subject to adjustments as described herein.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities) at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period

The warrants will become exercisable 30 days after the completion of our initial business combination provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except the private placement warrants):

● in whole and not in part;

● at a price of $0.01 per warrant;

● upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●
if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

None of the private placement warrants will be redeemable by us Because we may redeem the outstanding warrants held by public warrant holders and the private placement warrants held by the sponsor are not redeemable by us and are exercisable on a cashless basis, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warrantholders cannot exercise on a cashless basis. Accordingly, there may be actual or potential material conflicts of interest between our sponsor on the one hand, and the public warrant holders on the other hand.

Cashless exercise of warrants

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities — Warrants — Public Warrants” for additional information.

Forward purchase agreement

In connection with the consummation of this offering, we will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one forward purchase share and one-third of one forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee.

The forward purchase shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that they will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities,” and will be subject to registration rights. The forward purchase warrants will have the same terms as the private placement warrants.

Founder shares

On March 5, 2026, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for 7,187,500 founder shares. On March 13, 2026, our sponsor surrendered for no consideration 862,500 founder shares, resulting in our sponsor holding an aggregate of 6,325,000 founder shares.

Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 25,300,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Up to 825,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

The founder shares are identical to the Class A ordinary shares being sold in this offering, except that:

●
prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of Class B ordinary shares will be entitled to vote on certain matters as described below adjacent to the caption “Voting”;

● the founder shares are subject to certain transfer restrictions, as described in more detail below;

● the founder shares are entitled to registration rights;

●
our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, voting together as a single class. As a result, in addition to our initial shareholders’ founder shares and the private placement shares, we would need 7,930,001, or 36.1%, of the 22,000,000 public shares included in the units sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved by way of ordinary resolution (assuming all outstanding shares are voted and the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Assuming that only one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, are voted, we will not need any public shares in addition to our founder shares and private placement shares to be voted in favor of an initial business combination in order to have an initial business combination approved by way of ordinary resolution; and

●
the founder shares are automatically convertible into our Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Transfer restrictions on founder shares and private placement units:

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of (i) 180 days after the completion of our initial business combination and (ii) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and our sponsor has agreed not to transfer, assign or sell any of its private placement units (including the securities comprising such units) until 30 days after the completion of our initial business combination; except, in each case, to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares or private placement units (including the securities comprising such units). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Founder shares conversion and anti-dilution rights:

The founder shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the private placement shares, forward purchase shares and the ordinary shares underlying the private placement warrants and forward purchase warrants and after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement units issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Voting:

Prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of Class B ordinary shares will have the right to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside of the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). With respect to any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares which are represented in person or by proxy and are voted at our general meeting.

Private placement units:

Our sponsor and the underwriters have agreed to purchase an aggregate of 640,000 private placement units (or up to 706,000 private placement units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per unit, for an aggregate purchase price of $6,400,000 (or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Of those 640,000 private placement units, our sponsor has agreed to purchase 420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full) and the underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full). A portion of the purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $220,000,000 (or up to $253,000,000 if the underwriters exercise its over-allotment option in full) will be held in the trust account. The private placement units will be identical to the units sold in this offering except that (i) the private placement warrants will not be redeemable by us, (ii) the private placement units (including the securities comprising such units) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) the private placement warrants may be exercised by the holders on a cashless basis, and (iv) the private placement shares and private placement warrants (and the ordinary shares issuable upon the exercise of such warrants) will be entitled to registration rights. As a result, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warrantholders cannot exercise on a cashless basis. If we do not complete our initial business combination within the completion window, the private placement warrants will expire worthless.

The private placement units purchased by the underwriters or their affiliates are deemed underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

Our sponsor and the underwriters have agreed to (i) waive their redemption rights with respect to their private placement shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their private placement shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the trust account with respect to their private placement shares if we fail to complete our initial business combination within the completion window, and (iv) vote any private placement shares held by them in favor of our initial business combination.

Transfer restrictions on private placement units:

The private placement units (including the securities comprising such units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities.”

Proceeds to be held in trust account:

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement units described in this prospectus, $220,000,000, or up to $253,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case), will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $4,400,000 in underwriting discounts and commissions payable upon the closing of this offering (or up to $5,060,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $2,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $8,800,000 (or up to $10,120,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) in connection with the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Ability to extend time to complete business combination:

We have until the date that is 24 months from the closing of this offering, or such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated memorandum and articles of association, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of our Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein, regardless of whether they abstain, vote in favor of or vote against such extension.

Our initial shareholders will lose their entire investment in us if our initial business combination is not completed within the completion window unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our amended and restated memorandum and articles of association. While we do not currently intend to seek such an extension, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering, in compliance with Nasdaq Rule IM-5101-2. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares and our private placement units may be worthless.

If we are unable to complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.

Anticipated expenses and funding sources:

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes (other than excise or similar taxes) and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination and may at any time be held as cash or cash items, including in demand deposit accounts at a bank. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof or as cash or cash items, including in demand deposit accounts. Unless and until we complete our initial business combination, we may pay our expenses only from:

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the net proceeds of this offering and the sale of the private placement units not held in the trust account, which initially will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us; provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us in connection with the completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement units, at a price of $10.00 per unit, at the option of the lender.

Conditions to completing our initial business combination:

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target business, the aggregate value of all of the target businesses will be taken into account for purposes of the 80% fair market value test and we will treat the transactions together as our initial business combination for purposes of seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares and public warrants by our affiliates:

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders directors, officers, advisors and their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.” For a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our sponsor, initial shareholders, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

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our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchase;

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if our sponsor, initial shareholders, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

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our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

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our sponsor, initial shareholders, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

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we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items: (i) the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisors or their affiliates, along with the purchase price; (ii) the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisors or their affiliates; (iii) the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved; (iv) the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisors or their affiliates; and (v) the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

The purpose of any such purchases of shares could be to increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders in connection with the completion of our initial business combination:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There are no redemption rights with respect to the warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with the completion of our initial business combination either (i) in connection with a general meeting called to approve the initial business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

● file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. A quorum for such meeting will be present if the holders of one-third of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Our initial shareholders will count toward this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares and the private placement shares, we would need 7,930,001, or 36.1%, of the 22,000,000 public shares included in the units sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved by way of ordinary resolution (assuming all outstanding shares are voted and the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Assuming that only one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, are voted, we will not need any public shares in addition to our founder shares and private placement shares to be voted in favor of an initial business combination in order to have an initial business combination approved by way of ordinary resolution. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. If we seek shareholder approval for an extension, holders of our public shares will be offered an opportunity to redeem their shares upon approval of such extension, regardless of whether they abstain, vote in favor of or vote against such extension.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

● conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included.

The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on redemption rights of shareholders holding 15% or more of the shares included in the units sold in this offering if we hold shareholder vote:

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares included in the units sold in this offering without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then — current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares included in the units sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares included in the units sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares included in the units sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination:

In connection with the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders in connection with the completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination:

Our amended and restated memorandum and articles of association provide that we will have only the completion window to complete our initial business combination. If we are unable to complete our initial business combination within the completion window, we will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject, in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from assets outside the trust account. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers and directors have agreed, pursuant to a letter agreement, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Redemption rights for public shareholders upon amendment of our amended and restated memorandum and articles of association:

If we seek to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the approval of such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein.

Payments to insiders:

Prior to or in connection with our initial business combination, we expect to make certain payments and reimbursements to our sponsor, officers or directors, or our or their affiliates, including but not limited to the following, which, if made prior to our initial business combination will be made from funds held outside the trust account:

● Repayment of up to $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

● Payment for office space and administrative services provided to members of our management team by our sponsor in an amount equal to $20,000 per month;

● Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination;

● Payments to any business development consultant or personnel we may engage or employ in connection with our search for and/or consummation of our initial business combination; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

In addition, we have agreed, pursuant to the administrative services and indemnification agreement with our sponsor and Irenic relating to the monthly payment for office space and administrative services, that we will indemnify our sponsor and Irenic from any claims (i) arising out of or relating to this offering or the company’s operations or conduct of the company’s business, (ii) in respect of any investment opportunities sourced by the sponsor, Irenic and their respective affiliates, and/or (iii) any claim against our sponsor or Irenic alleging any expressed or implied management or endorsement by our sponsor or Irenic of any of the company’s activities or any express or implied association between our sponsor and the company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Such agreement also permits us to temporarily use the Irenic name and corporate address.

Audit committee:

We will establish and maintain an audit committee, which will be comprised entirely of independent directors as and when required by the rules of Nasdaq and Rule 10A of the Exchange Act. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, and our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest:

Each of our officers and directors has, and any of them in the future may have, additional fiduciary or contractual obligations to at least one other entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, and because we expect that our company will generally have priority over any other special purpose acquisition companies subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our executive officers and our directors may have interests that differ from you in connection with the business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account, and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction. Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. For example, our directors and executive officers may prioritize a prospective initial business combination with a shorter timeline to completion over another acquisition target which may be more difficult or time-intensive to consummate. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.

In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence.

Additionally, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with the consummation of our initial business combination. Further, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we are unable to complete our initial business combination within the completion window. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor or its permitted transferees until the earlier of (A) 180 days after the completion of our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

Because we may redeem the outstanding warrants held by public warrant holders and the private placement warrants held by the sponsor are not redeemable by us and are exercisable on a cashless basis, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warrantholders cannot exercise on a cashless basis. Accordingly, there may be actual or potential material conflicts of interest between our sponsor on the one hand, and the public warrant holders on the other hand.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing an initial business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Indemnity by the sponsor in the event of liquidation without a business combination:

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement (except for the Company’s independent auditors), reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share.

Additional Financings:

We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement units and forward purchase units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. Generally, the issuance of additional shares in a business combination:

●
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

● may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

● could cause a change in control if a substantial number of our Class A ordinary shares are issued;

● may have the effect of delaying or preventing a change of control by diluting the share ownership or voting rights of a person seeking to obtain control; and

● may adversely affect prevailing market prices for our Class A ordinary shares.

We may also issue shares in private placement transactions (so-called PIPE transactions) in connection with our initial business combination, for instance in order to provide sufficient liquidity and capital to the post-business combination entity. As of the date of this prospectus, we have no commitments to issue any shares in connection with such a transaction. The price of the shares we may issue in such a transaction may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Any such issuances of equity securities at a price that is less than $10.00 or the prevailing market price of our shares at that time could be structured to ensure a return on investment to the investors and could dilute the interests of our existing shareholders in a manner that would not ordinarily occur in a traditional initial public offering and could result in both a reduction in the trading price of our shares to the price at which we issue such equity securities and fluctuations in the net tangible book value per share of the combined company’s securities following the completion of our initial business combination. We may also provide price protection or other incentives, or issue convertible securities such as preferred equity or convertible debt, and the exercise or conversion price of those securities may be fixed or adjustable, and may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Such issuances could also result in additional transaction costs related to our initial business combination compared to a traditional initial public offering, including the placement fees associated with the engagement of a placement agent in connection with PIPE transactions. The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering and are likely to increase as the enterprise value of a prospective target company increases. We intend to focus on companies that have an aggregate enterprise value which is greater than we could acquire with the net proceeds of this offering and the sale of the private placement units and the forward purchase units. Further, such dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. In order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor, in accordance with the terms of the letter agreement, may (i) surrender or forfeit, transfer or exchange, directly or indirectly, our founder shares, private placement units or any of our other securities held by it, including for no consideration, in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, and (iii) enter into any other arrangements with respect to any such securities.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to incur substantial debt to complete our initial business combination. As such, no issuance of debt will affect the per share amount available for redemption from the trust account.

Risks

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

◾	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
◾	Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.
◾	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
◾	If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.
◾	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
◾	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.
◾	The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.
◾	If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisors and their affiliates may elect to purchase public shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.
◾	If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.
◾	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
◾	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
◾	You will not be entitled to protections normally afforded to investors of many other blank check companies.
◾	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination and to negotiate attractive acquisition terms. If we have not completed our initial business combination within the completion window, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.
◾	If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to allow us to operate for at least the duration of the completion window, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or our management team to fund our search and to complete our initial business combination.

◾	Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.
◾	The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.
◾	Unlike some other similarly structured special purpose acquisition companies, our initial shareholders will receive additional Class A ordinary shares if we issue certain shares to consummate an initial business combination.
◾	We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.
◾	We may reincorporate in another jurisdiction, which may result in taxes imposed on shareholders.
◾	Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.
◾	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
◾	In recent years, the number of special purpose acquisition companies that have been formed has increased substantially, potentially resulting in more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
◾	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	MARCH 31, 2026
		AS
	ACTUAL	ADJUSTED(6)
Balance Sheet Data:
Working capital (deficiency)(1)	$(299,166)	$796,880
Total assets(2)	$290,246	$220,971,080
Total liabilities(3)	$319,166	$8,974,200
Value of ordinary shares subject to possible redemption(4)	$—	$220,000,000
Shareholder’s equity (deficit)(5)	$(28,920)	$(8,003,120)

(1)	The “as adjusted” calculation includes $1,000,000 cash held outside the trust account, less over-allotment liability of $174,200, less $28,920 in actual shareholder’s deficit.
(2)	The “as adjusted” calculation equals $220,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement units, plus $1,000,000 in cash held outside the trust account plus actual assets of $290,246 which includes deferred offering costs and prepaids, less liabilities of $319,166 which includes accrued offering costs and a draw on the promissory note with the Sponsor.
(3)	The “as adjusted” calculation includes $174,200 related to the fair value of the over-allotment option and deferred underwriting fee of $8,800,000.
(4)	The “as adjusted” calculation equals calculation equals the 22,000,000 class A ordinary shares included in the units sold in this offering, multiplied by the redemption value of $10.00 per share.
(5)	Excludes 22,000,000 class A ordinary shares included in the units sold in this offering that are subject to possible redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.00 per share).
(6)	Assumes the full forfeiture of 825,000 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, A Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements. Except as required by applicable law or stock exchange requirements, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if holders of a majority of our ordinary shares do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. Our initial shareholders and management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association provide that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, including the founder shares. As a result, in addition to our initial shareholders’ founder shares and the private placement shares, we would need 7,930,001, or 36.1%, of the 22,000,000 public shares included in the units sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved by way of ordinary resolution (assuming all outstanding shares are voted and the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Assuming that only one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved by way of ordinary resolution. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive an ordinary resolution, being the requisite shareholder approval for such initial business combination.

Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to effect your investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of the deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, the amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions. There are no redemption rights with respect to the warrants.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the completion window, in which case we would redeem our public shares.

We may not be able to find a suitable target business and complete our initial business combination within the completion window. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisors and their affiliates may elect to purchase public shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders directors, officers, advisors and their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial shareholders, directors, officers, advisors and their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by sponsor, initial shareholders, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our sponsor, initial shareholders, directors, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions.

The purpose of any such purchases of shares could be to increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

◾	Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;
◾	if our sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;
◾	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;
◾	our sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and
◾	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:
◾	the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;
◾	the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisors and their affiliates;
◾	the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;
◾	the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisors and their affiliates; and
◾	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Delivering Share Certificates in Connection with the Exercise of Redemption Rights.”

You will not be entitled to protections normally afforded to investors of other blank check companies subject to Rule 419 of the Securities Act.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete one or more initial business combinations with a target business or businesses that has not been selected, our company may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our respective initial business combinations than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us or in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares included in the units sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination and to negotiate attractive acquisition terms. If we have not consummated our initial business combination within the completion window, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses, and may impact the attractiveness of the terms we are able to negotiate.

Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not consummated our initial business combination within the completion window, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to allow us to operate for at least the duration of the completion window, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or our management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, and funds available from loans from our sponsor, its affiliates or our management team will be sufficient to allow us to operate for at least the duration of the completion window; however, we cannot assure you that our estimate is accurate, and our sponsor, its affiliates or our management team are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, its affiliates or our management team, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, its affiliates, our management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we have not consummated our initial business combination within the completion window because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless. See “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. CBIZ CPAs P.C., our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement (except for the Company’s independent auditors), reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes paid or payable (other than excise or similar taxes), and our sponsor asserts that it is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per public share.

The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination and may at any time be held as cash or cash items, including in demand deposit accounts at a bank. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income (less taxes payable and up to $100,000 of interest to pay dissolution expenses). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per public share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

◾	restrictions on the nature of our investments;
◾	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:
◾	registration as an investment company;
◾	adoption of a specific form of corporate structure; and
◾	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not intend to spend a considerable amount of time actively managing the assets in the trust account for the primary purpose of achieving investment returns. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination and may at any time be held as cash or cash items, including in demand deposit accounts at a bank. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act.

Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above (U.S. government securities or money market funds registered under the Investment Company Act), such assets, other than cash, are “securities” for purposes of the Investment Company Act and, therefore, nevertheless, there is a risk that we could be deemed an unregistered investment company and subject to the Investment Company Act at any time.

In the adopting release for the 2024 SPAC Rules (as defined below), the SEC provided guidance that a SPAC’s potential status as an “investment company” depends on a variety of factors, such as a SPAC’s duration, asset composition, business purpose and activities and “is a question of facts and circumstances” requiring individualized analysis. If we were deemed to be an unregistered investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. Unless we are able to modify our activities so that we would not be deemed an investment company, we would either register as an investment company or wind down and abandon our efforts to complete an initial business combination and instead liquidate the Company. As a result, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders and would be unable to realize the potential benefits of an initial business combination, including the possible appreciation of the combined company’s securities.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, the interest earned on the funds held in the trust account may be materially reduced, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

We intend to initially hold the funds in the trust account as cash, including in demand deposit accounts at a bank, or in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. U.S. government treasury obligations are considered “securities” for purposes of the Investment Company Act, while cash is not. As noted above, one of the factors the SEC identified as relevant to the determination of whether a SPAC which holds securities could potentially be deemed an “investment company” under the Investment Company Act is the SPAC’s duration. To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of consummation of our initial business combination or liquidation of the company. Following such liquidation, the rate of interest we receive on the funds held in the trust account may be materially decreased. However, interest previously earned on the funds held in the trust account still may be released to us to fund our taxes payable (other than excise or similar taxes). As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company.

Changes in laws or regulations (including the adoption of policies by governing administrations), or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. These governing bodies may seek to change laws and regulations, as well as adopt new policies, including tariffs and other economic policies, that could negatively impact us or target business with which we seek to consummate an initial business combination. We will also be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), effective as of July 1, 2024, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

If we are unable to consummate our initial business combination within the completion window, our public shareholders may be forced to wait beyond such period before redemption from our trust account.

If we are unable to consummate our initial business combination within the completion window, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the duration of the completion window before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of $18,293 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors.

Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue an initial business combination target in any industry or geographic region. Our amended and restated memorandum and articles of association prohibits us from effectuating a business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. In recent years, a number of target businesses have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their units. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not consummated our initial business combination within the completion window, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may not be required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the consideration we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated (as defined in our amended and restated memorandum and articles of association) entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from another independent entity that commonly renders valuation opinions that the consideration we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 400,000,000 Class A ordinary shares, par value $0.0001 per share, 80,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 377,360,000 and 74,500,000 (assuming in each case that the underwriters have not exercised their over-allotment option and the forfeiture of 825,000 Class B ordinary shares) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares issuable upon conversion of the Class B ordinary shares. The Class B ordinary shares are automatically convertible into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

◾	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;
◾	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;
◾	could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
◾	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
◾	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants.

Such potential dilutive issuances of securities are likely to increase as the pro forma equity value of a prospective combined company increases.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other special purpose acquisition companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a whole warrant to purchase one share.

The post-business combination company may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs.

In connection with our initial business combination, the post-business combination company may issue shares to investors in private placement transactions (so-called PIPE transactions) in order to complete an initial business combination and provide sufficient liquidity and capital to the post-business combination entity. The price of the shares so issued in connection with an initial business combination may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Any such issuances of equity securities at a price that is less than $10.00 or the prevailing market price of our shares at that time could be structured to ensure a return on investment to the investors and could dilute the interests of our existing shareholders in a manner that would not ordinarily occur in a traditional initial public offering and could result in both a reduction in the trading price of our shares to the price at which the post-business combination company issues such equity securities and fluctuations in the net tangible book value per share of the combined company’s securities following the completion of our initial business combination. The post-business combination company may also provide price protection or other incentives, or issue convertible securities such as preferred equity or convertible debt, and the exercise or conversion price of those securities may be fixed or adjustable, and may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Such issuances could also result in additional transaction costs related to our initial business combination compared to a traditional initial public offering, including the placement fees associated with the engagement of a placement agent in connection with PIPE transactions. The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering and are likely to increase as the enterprise value of a prospective target company increases. We intend to focus on companies that have an aggregate enterprise value greater than we could acquire with the net proceeds of this offering and the sale of the private placement units and the forward purchase units. Further, such dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. In order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor, in accordance with the terms of the letter agreement, may (i) surrender or forfeit, transfer or exchange, directly or indirectly, our founder shares, private placement units or any of our other securities held by it, including for no consideration, in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, and (iii) enter into any other arrangements with respect to any such securities.

Unlike some other similarly structured special purpose acquisition companies, our initial shareholders will receive additional Class A ordinary shares if we issue certain shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the private placement shares, forward purchase shares and the ordinary shares underlying the private placement warrants and forward purchase warrants and after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement units issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and the warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not consummated our initial business combination within the completion window, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and the warrants will expire worthless.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially, potentially resulting in more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies has increased substantially. Because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, its managing members, and our officers and directors with other entities, we may decide to acquire one or more businesses affiliated with or competitive with our sponsor, officers, directors and their respective affiliates or existing holders. Our directors also serve as officers and/or board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of a business combination with an affiliate (as defined in our amended and restated memorandum and articles of association) of our sponsor, officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On March 5, 2026, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for 7,187,500 founder shares. On March 13, 2026, our sponsor surrendered for no consideration 862,500 founder shares, resulting in our sponsor holding an aggregate of 6,325,000 founder shares. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 25,300,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Up to 825,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. In addition, our sponsor will surrender to us for no consideration after the closing of this offering a number of Class B ordinary shares equal to the number of Class A ordinary shares underlying the warrants included in the units sold in this offering. The sponsor will surrender up to 825,000 founder shares in respect of the warrants if the underwriters’ over-allotment option is not exercised in full, leaving our sponsor with an aggregate of 5,500,000, or 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding private placement shares and the ordinary shares underlying the private placement warrants). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor and the underwriters have committed, pursuant to a written agreement, to purchase an aggregate of 640,000 private placement units (or up to 706,000 private placement units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share ($6,400,000 in the aggregate or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Of those 640,000 private placement units, our sponsor has agreed to purchase 420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full) and the underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full). The private placement warrants will also be worthless if we do not complete our initial business combination. After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the expiration of the completion window nears, which is the deadline for our completion of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

◾	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
◾	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
◾	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
◾	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
◾	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;
◾	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
◾	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
◾	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all the funds from the sale of the forward purchase units to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase units fails to close, we may lack sufficient funds to consummate our initial business combination.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one forward purchase share and one-third of one forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee.

In addition, the Evergreen Fund’s obligation to purchase the forward purchase units will be subject to fulfillment of customary closing conditions, including that our initial business combination must be consummated substantially concurrently with the purchase of the forward purchase units. If the sale of the forward purchase units does not close for any reason, including by reason of the failure to fund the purchase price, for example, we may lack sufficient funds to consummate our initial business combination.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units and the sale of the forward purchase units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of shares will provide us with $211,200,000 (or up to $242,880,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $8,800,000, or up to $10,120,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account). The proceeds from the sale of the forward purchase units will be $50,000,000.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

◾	solely dependent upon the performance of a single business, property or asset, or
◾	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a maximum redemption threshold. Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the then outstanding private placement warrants, provided that so long as any underwriter holds any private placement warrants, the consent of the underwriters will be required. In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by special resolution, under Cayman Islands law which requires the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. Our initial shareholders, who will collectively beneficially own 20% of our Class A ordinary shares upon the closing of this offering (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units and forward purchase units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. This potential concentration of influence could be disadvantageous to other shareholders with interests different from those of our sponsor. In addition, the founder shares, all of which are held by our sponsor, will entitle the holders to appoint all of our directors prior to the consummation of our initial business combination. Holders of our public shares will have no right to vote on the appointment or removal of directors during such time. Further, prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of our founder shares will have the right to vote to continue the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). This provision of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares which are represented in person or by proxy and are voted at our general meeting. As a result, you will not have any influence over our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination.

If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were appointed by our sponsor, is and will be divided into three classes, each of which will generally serve for a term for three years with only one class of directors being appointed in each year. We may not hold an annual or extraordinary general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. The forward purchase shares will not be issued until completion of our initial business combination, and, accordingly, will not be included in any shareholder vote until such time.

We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign person investors to make mandatory filings, to charge filing fees related to filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” (as defined at 31 C.F.R. 800.208) of a U.S. business by a foreign person always are subject to CFIUS jurisdiction, as are certain investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data” (as those terms are defined at 31 C.F.R. Part 800).

Our sponsor will own 20% of our issued and outstanding ordinary shares following this offering (excluding the private placement shares). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. Our sponsor is exclusively “controlled” for CFIUS purposes by Adam Katz, Matthew Kupersmith and E-Fei Wang, who are US citizens, and thus we do not believe that our sponsor is a “foreign person” as defined in the CFIUS regulations. However, it is possible that non-U.S. persons could be involved in our initial business combination (e.g., as existing shareholders of a target company or as PIPE investors), which may increase the risk that our initial business combination becomes subject to regulatory review, including review by CFIUS. As such, an initial business combination with a U.S. business or foreign business with U.S. subsidiaries that we may wish to pursue may be subject to CFIUS review. If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have any foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to abandon our initial business combination. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment, and our public warrants would expire worthless.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by events that are outside of our control, such as increased geopolitical unrest, pandemic outbreaks (such as COVID-19) and volatility in the debt and equity markets.

On February 24, 2022, Russian military forces launched a military action in Ukraine, and sustained conflict and disruption in the region is ongoing. In addition, on October 7, 2023, Hamas launched a terrorist attack in Israel that has resulted in a significant action by the Israeli military in Gaza. This has been accompanied by additional terrorist activities that have, among other things, disrupted shipping in the Red Sea. Although the length, impact and outcome of these ongoing military conflicts is highly unpredictable, these conflicts could lead to significant market and other disruptions, including significant volatility in the commodity prices and supple of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage.

The situation is rapidly evolving as a result of these conflicts. The United States, the European Union, the United Kingdom and other countries may implement additional sanctions, export controls or other measures against Russia, Belarus and other countries, regions, officials, individuals or industries in the respective territories. Additionally, the evolving conflicts may expand to other countries and markets. Such sanctions and other measures, as well as the potential for expanded military activities, could adversely affect the global economy and financial markets and could adversely affect our ability to search for a business combination or finance such business combination, and the business, financial condition and results of operations of any target business with which we ultimately consummate a business combination may be materially adversely affected.

Similarly other events outside of our control, including natural disasters, climate-related events, pandemics or health crises (such as the COVID-19 pandemic) may arise from time to time, and such events may cause significant volatility and declines in the global markets, disproportionate impacts to certain industries or sectors, disruptions to commerce (including to economic activity, travel and supply chain), loss of life or property damage, and may adversely affect the global economy or capital markets, and the business of any potential target business with which we may consummate a business combination and could be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity or debt financing which may be impacted by these and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable or at all.

Risks Relating to The Post-Business Combination Company

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present within a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target.

In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Risks Relating to Acquiring and Operating A Business in Foreign Countries

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

◾	costs and difficulties inherent in managing cross-border business operations;
◾	rules and regulations regarding currency redemption;
◾	complex corporate withholding taxes on individuals;
◾	laws governing the manner in which future business combinations may be effected;
◾	exchange listing and/or delisting requirements;
◾	tariffs and trade barriers;
◾	regulations related to customs and import/export matters;
◾	local or regional economic policies and market conditions;
◾	unexpected changes in regulatory requirements;
◾	challenges in managing and staffing international operations;
◾	longer payment cycles;
◾	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
◾	currency fluctuations and exchange controls;
◾	rates of inflation;
◾	challenges in collecting accounts receivable;
◾	cultural and language differences;
◾	employment regulations;
◾	underdeveloped or unpredictable legal or regulatory systems;
◾	corruption;
◾	protection of intellectual property;
◾	social unrest, crime, strikes, riots and civil disturbances;
◾	regime changes and political upheaval;
◾	terrorist attacks, natural disasters, widespread health emergencies and wars; and
◾	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

We may reincorporate in another jurisdiction, which may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our initial business combination or otherwise and, to the extent applicable, subject to requisite shareholder approval by special resolution under the Companies Act (with respect to which only holders of Class B ordinary shares will be entitled to vote), reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction by way of transferring and being registered by way of continuation in that jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of our Class A ordinary shares or warrants after the reincorporation.

We may reincorporate in another jurisdiction in connection with our initial business combination or otherwise, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination or otherwise, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Risks Relating to Our Management Team

We are dependent upon our officers and directors and their loss, or a reduction in the amount of time they can dedicate to our initial business combination, could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination.

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, its managing members, and our officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies with acquisition objectives that are similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, and because we expect that our company will generally have priority over any other special purpose acquisition companies subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Members of our management team and board of directors have significant experience as board members, officers or executives of other companies. As a result, certain of those persons have been, may be, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain persons were, are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may divert our management team’s and board’s attention and resources away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business.

Members of our management team have been (and intend to be) involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result, members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business. Any such claims or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.

Our letter agreement with our sponsor, officers and directors contains provisions relating to transfer restrictions of our founder shares and private placement units (including the securities comprising such units), indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer the founder shares for 185 days following the date of this prospectus will require the prior written consent of the underwriters). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination, which may deprive us of key personnel.

Pursuant to the letter agreement, indirect transfers of the founder shares and private placement units held by our sponsor are restricted to the same extent as direct transfers. The securities held by the sponsor are expected to only be distributed directly to the members of the sponsor in connection with or following the consummation of our initial business combination, provided that such distributions comply with the transfer restrictions on the founder shares and private placement units and that such members agree to become subject to the applicable transfer restrictions with respect to such securities. Indirect transfers of the securities held by the sponsor, such as to another member of the sponsor or their affiliate or a new member of the sponsor, may be permitted with the consent of the managing members of our sponsor, so long as such transfer complies with the applicable transfer restrictions with respect to such securities to the same extent as the party originally subject to such restrictions. While there is no current intention to do so, we may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units (including the securities comprising such units) or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Adam Katz, our Chief Executive Officer and a director, Matthew Kupersmith, our Chief Financial Officer, and E-Fei Wang, our President and a director. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Risks Relating to Our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within the completion window, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. There are no redemption rights with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our securities listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date that the Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq; however, we will not consummate this offering if our securities are not approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum market value of our listed securities of $50,000,000 and a minimum number of holders of our securities (300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, unless we decide to list on a different Nasdaq tier such as the Nasdaq Capital Market which has different initial listing requirements, our share price would generally be required to be at least $4.00 per share, the market value of our listed securities would be required to be at least $75,000,000, the market value of our unrestricted publicly held shares would be required to be at least $20,000,000 and we would be required to have a minimum of 400 round lot holders of our securities, with at least 50% of such round lot holders holding securities with a market value of at least $2,500. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

◾	a limited availability of market quotations for our securities;
◾	reduced liquidity for our securities;
◾	a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
◾	a limited amount of news and analyst coverage; and
◾	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

While we are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share, our sponsor paid only a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. As a result, the value of your public shares may be significantly diluted in the event we consummate an initial business combination. For example, the following table shows the public shareholders’ and sponsor’s investment per share and how that compares to the implied value of one of our shares upon the consummation of our initial business combination if at that time we were valued at $211,200,000, which is the amount we would have for our initial business combination in the trust account assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination. At such valuation, each of our ordinary shares would have an implied value of $7.51 per share, which is a 25% decrease as compared to the initial implied value per public share of $10.00.

Public shares	22,000,000
Founder shares	5,500,000
Private placement units	640,000
Total shares	28,140,000
Total funds in trust available for initial business combination(1)	$211,200,000
Implied value per share upon business combination(1)(2)	$7.51
Public shareholders’ investment per share(3)	$10.00
Sponsor’s investment per share(4)	$0.004

(1)	Does not take into account other potential impacts on our valuation at the time of the business combination, such as the trading price of our public shares, the terms of the business combination transaction (including any equity issued to or retained by, or cash or other consideration paid to, the target’s shareholder or other third parties), the business combination transaction costs (including payment of up to $8,800,000 of deferred underwriting commissions), or the target’s business itself, including its assets, liabilities, management and prospects. For instance, the potential dilution experienced by holders of our ordinary shares may be mitigated if the business combination agreement is structured such that the potential dilutive impact of the founder shares is borne by all shareholders in the pro forma company.
(2)	Note that redemptions of our public shares in connection with our initial business combination would further reduce the implied value of our ordinary shares. For instance, in this example, if 50% of the public shares were redeemed in connection with our initial business combination, the implied value per ordinary share would be $7.51.
(3)	While the public shareholders’ investment is in both the public shares and the warrants, for purposes of this table the full investment amount is ascribed to the public shares only.
(4)	The sponsor’s total investment in the equity of the company, inclusive of the founder shares and the sponsor’s $4,200,000 investment in the private placement units, is $4,225,000.

While the implied value of our public shares may be diluted, the implied value of $7.51 per share in the example above would represent a significant implied profit for our sponsor relative to the initial purchase price of the founder shares. Our sponsor has committed to invest an aggregate of $4,225,000 in us in connection with this offering, comprised of the $25,000 purchase price for the founder shares and the $4,200,000 purchase price for the private placement units. At $7.51 per share, the 5,500,000 founder shares would have an aggregate implied value of $41,305,000. As a result, even if the trading price of our ordinary shares significantly declines (whether because of a substantial amount of redemptions of our public shares or for any other reason), our sponsor will stand to make significant profit on its investment in us. In addition, our sponsor could potentially recoup its entire investment in us even if the trading price of our ordinary shares were as low as $0.71 per share and even if the private placement shares and private placement warrants are worthless. As a result, our sponsor is likely to make a substantial profit on its investment in us even if we select and consummate an initial business combination that causes the trading price of our ordinary shares to decline, while our public shareholders who purchased their units in this offering could lose significant value in their public shares. Our sponsor may therefore be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants comprising the units, include:

◾	the history and prospects of companies whose principal business is the acquisition of other companies;
◾	prior offerings of those companies;
◾	our prospects for acquiring an operating business at attractive values;
◾	a review of debt to equity ratios in leveraged transactions;
◾	our capital structure;
◾	an assessment of our management and their experience in identifying operating companies;
◾	general conditions of the securities markets at the time of this offering; and
◾	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Conyers Dill & Pearman LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrants holders and provided certain other conditions are met. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us. Because we may redeem the outstanding warrants held by public warrant holders and the private placement warrants held by the sponsor are not redeemable by us and are exercisable on a cashless basis, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warrantholders cannot exercise on a cashless basis. Accordingly, there may be actual or potential material conflicts of interest between our sponsor on the one hand, and the public warrant holders on the other hand.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 7,333,333 of our Class A ordinary shares (or up to 8,433,333 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 213,333 private placement warrants as part of the private placement units. In addition, if the sponsor makes any working capital loans, it may convert up to $1,500,000 of those loans into additional private placement units, at the price of $10.00 per unit. We may also issue up to 1,666,667 forward purchase warrants pursuant to the forward purchase agreement. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other special purpose acquisition companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a whole warrant to purchase one share.

The grant of registration rights to our initial shareholders and holders of our private placement units and forward purchase securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, the holders of our private placement units and forward purchase securities, and the holders of private placement units that may be issued upon conversion of working capital loans and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible and the securities included in the private placement units (including any private placement units that may be issued upon conversion of working capital loans), such as the private placement shares, the private placement warrants, the Class A ordinary shares issuable upon exercise of the private placement warrants and the warrants, the forward purchase shares, the forward purchase warrants and the Class A ordinary shares issuable upon exercise of the forward purchase warrants, and any other securities of the company acquired by them prior to the consummation of our initial business combination. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders, holders of our private placement units, holders of our forward purchase securities or holders of our working capital loans, or their respective permitted transferees are registered.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary share and the one-third of one warrant to purchase one Class A ordinary share included in each unit could be challenged by the United States Internal Revenue Service (“IRS”) or courts. In addition, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation — United States Federal Income Tax Considerations — U.S. Holders”)

holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See the section titled “Taxation — United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and warrant holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders and/or warrant holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders and/or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares or warrants received. In addition, shareholders and warrant holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by United States federal, state, local and non-United States taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Holders of Class A ordinary shares will not be entitled to vote on the appointment of directors and certain other matters prior to our initial business combination.

As holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors until after the consummation of our initial business combination. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination. In addition, prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of Class B ordinary shares will have the right to vote on continuing the company in a jurisdiction outside of the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands).

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

If the issuance of the Class A ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units.

We have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if:

(i)	we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities) at a Newly Issued Price of less than $9.20 per share;
(ii)	the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions); and
(iii)	the Market Value is below $9.20 per share;

then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

General Risk Factors

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of the performance of our management team’s or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of any taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

A 1% U.S. federal excise tax on stock buybacks could be imposed on redemptions of our stock if we were to become a “covered corporation” in the future.

The Inflation Reduction Act of 2022, among other things, generally imposes a 1% U.S. federal excise tax (the “Excise Tax”) on certain repurchases of stock by “covered corporations” (which include publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations) occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which the stock is repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. In December of 2022, the Treasury issued a notice that provides interim operating rules for the Excise Tax, including rules governing the calculation and reporting of the Excise Tax. In April of 2024, the Treasury and the IRS issued proposed Treasury regulations that provide proposed operating rules for the Excise Tax, including rules governing the computation of the Excise Tax, on which taxpayers may rely until the proposed Treasury regulations are finalized, and in June of 2024, the Treasury and IRS issued final Treasury regulations on the reporting and payment (but not the computation) of the Excise Tax. In the proposed Treasury regulations, the Treasury exempts from the Excise Tax any distributions by a covered corporation in the same year it completely liquidates within the meaning of either Section 331 or Section 332(a) (but not both) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which includes distributions that occur in connection with redemptions. Under the proposed Treasury regulations, the Excise Tax may be applicable to redemptions by a covered corporation in connection with (i) a liquidation that is not a “complete liquidation” within the meaning of either Section 331 or Section 332(a) of the Code, (ii) an extension, depending on the timing of the extension relative to when the covered corporation consummates an initial business combination or liquidates and (iii) an initial business combination, depending on the structure of the initial business combination. Although the proposed Treasury regulations clarify certain aspects of the Excise Tax, the interpretation and operation of other aspects of the Excise Tax remain unclear. In addition, although taxpayers generally may rely on the proposed Treasury regulations until they are finalized, there is no assurance that the proposed Treasury regulations will be finalized in their current form, and therefore, the Excise Tax might apply to a future transaction undertaken by us (including after a business combination) in a manner that is different than described in the proposed Treasury regulations.

We are currently not a “covered corporation” for purposes of the Excise Tax. If we were to become a “covered corporation” in the future, whether in connection with the consummation of our initial business combination with a U.S. company (including if we were to redomicile as a U.S. corporation in connection therewith) or otherwise, whether and to what extent we would be subject to the Excise Tax on a redemption of our stock would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the Excise Tax, (ii) the fair market value of the redemption treated as a repurchase of stock, (iii) the structure of our initial business combination, (iv) the nature and amount of any “PIPE” or other equity issuances (whether in connection with our initial business combination or otherwise) issued within the same taxable year of a redemption treated as a repurchase of stock and (v) the content of final regulations and other guidance from the Treasury. As noted above, the Excise Tax would be payable by the repurchasing corporation, and not by the redeeming holder. The imposition of the Excise Tax on us as a result of redemptions by us could, however, reduce the amount of cash available to pay redemptions or reduce the cash available to the target business in connection with our initial business combination, which could cause investors in our securities who do not redeem or the other shareholders of the combined company to economically bear the impact of such Excise Tax. However, we will not use the proceeds placed in the trust account, or the interest earned on the proceeds placed in the trust account, to pay for possible excise tax or any other fees or taxes that may be levied on the company on any redemptions or share buybacks by the company pursuant to any current, pending or future rules or laws, including without limitation any Excise Tax, prior to the release of such funds from the trust account following our initial business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250,000,000 as of the prior June 30, or (2) our annual revenues equaled or exceeded $100,000,000 during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700,000,000 as of the prior June 30.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner

Mail addressed to the company and received at its registered office will be forwarded unopened to the forwarding address supplied by us. None of the company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

◾	our ability to select an appropriate target business or businesses;
◾	our ability to complete our initial business combination;
◾	our expectations around the performance of the prospective target business or businesses;
◾	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
◾	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;
◾	the proceeds of the forward purchase units being available to us;
◾	our potential ability to obtain additional financing to complete our initial business combination;
◾	our pool of prospective target businesses;
◾	our ability to consummate an initial business combination due to the uncertainty resulting from geopolitical events like the conflicts in Ukraine and Israel, economic impacts such as inflation and rising interest rates and the COVID-19 pandemic;
◾	the ability of our officers and directors to generate a number of potential business combination opportunities;
◾	our public securities’ potential liquidity and trading;
◾	the lack of a market for our securities;
◾	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
◾	the trust account not being subject to claims of third parties; or
◾	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. Although we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

We are offering 22,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	WITHOUT	OVER-ALLOTMENT
	OVER-ALLOTMENT	OPTION
	OPTION	EXERCISED
Gross proceeds
Gross proceeds from units offered to public(1)	$220,000,000	$253,000,000
Gross proceeds from private placement units offered in the private placement	$6,400,000	$7,060,000
Total gross proceeds	$226,400,000	$260,060,000
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$4,400,000	$5,060,000
Legal fees and expenses	375,000	375,000
Accounting fees and expenses	50,000	50,000
SEC/FINRA expenses	101,330	101,330
Road show	15,000	15,000
Nasdaq listing and filing fees	81,000	81,000
Printing and engraving expenses	35,000	35,000
Miscellaneous	342,670	342,670
Total offering expenses (other than underwriting commissions)	$1,000,000	$1,000,000
Proceeds after offering expenses	$221,000,000	$254,000,000
Held in trust account	$220,000,000	$253,000,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account(4):

	AMOUNT	% OF TOTAL
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$150,000	15.0%
Listing and other regulatory fees	81,000	8.1%
Administrative and support services	480,000	48.0%
D&O insurance premiums	289,000	28.9%
Total	$1,000,000	100%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	A portion of the offering expenses will be paid from the proceeds of a loan from our sponsor of up to $400,000 as described in this prospectus. This loan is non-interest bearing and unsecured. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
(3)	The underwriters have agreed to defer underwriting commissions of 4.0% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, up to $8,800,000, which constitutes the underwriters’ deferred commissions (or up to $10,120,000 if the underwriters’ over-allotment option is exercised in full. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the $226,400,000 in gross proceeds we receive from this offering and the sale of the private placement units described in this prospectus, or up to $260,060,000 if the underwriters’ over-allotment option is exercised in full, $220,000,000 ($10.00 per unit), or up to $253,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $4,400,000 in underwriting discounts and commissions payable upon the closing of this offering (or up to

$5,060,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $2,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof or as cash or cash items, including in demand deposit accounts. We expect that the funds held outside the trust account will be sufficient to pay income taxes, if any, and our working capital requirements. We will not be permitted to withdraw any of the principal or interest held in the trust account, except to fund our taxes payable (other than excise or similar taxes) and up to $100,000 to pay dissolution expenses, as applicable, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

The net proceeds released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may use the balance of the cash released from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated memorandum and articles of association provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated that are payable prior to the closing of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will pay our sponsor for office space and administrative services provided to members of our management team, in an amount equal to $20,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $400,000 to be used for offering-related and organizational expenses. This loan is non-interest bearing and unsecured. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one forward purchase share and one-third of one forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination even if we have substantial assets outside the trust account. Our amended and restated memorandum and articles of association will provide that, prior to the completion of our initial business combination, no dividends or other distributions will be payable on our Class A ordinary shares from assets held outside the trust account, and no additional sums will be deposited into the trust account following the completion of this offering, unless approved by the written consent of the holders of not less than two-thirds of our Class B ordinary shares. Subject to applicable law, the payment of cash dividends following the completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and Adjusted NTBVPS, on a pro forma basis to give effect to this offering and the issuance of the private placement units, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full, constitutes dilution to investors in this offering. Adjusted NTBVPS is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, by the number of outstanding Class A ordinary shares.

Adjusted NTBVPS excludes the effect of the consummation of our initial business combination or any related transactions or expenses. The calculation of Adjusted NTBVPS assumes that no ordinary shares are issued to shareholders of our potential initial business combination target as consideration or issuable by the post-business combination company (for example, under an incentive plan or employee share purchase plan), no ordinary shares or convertible equity, equity-linked or debt securities are issued in connection with additional financing that we may seek in connection with our initial business combination, and no working capital loans are converted into private placement units. The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering and are likely to increase as the enterprise value of a prospective target company increases. We intend to focus on companies that have an aggregate enterprise value of approximately $750 million to $1.5 billion or more, which is greater than we could acquire with the net proceeds of this offering and the sale of the private placement units. Further, such dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares.

At March 31, 2026, our net tangible book deficit was $299,166, or approximately $(0.05) per Class B ordinary share. The following table illustrates what the Adjusted NTBVPS at March 31, 2026 would have been to the public shareholders on a pro forma basis to give effect to this offering and the issuance of the private placement units, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full:

AS OF MARCH 31, 2026
OFFERING PRICE	25% OF MAXIMUM		50% OF MAXIMUM		75% OF MAXIMUM		MAXIMUM
OF $10.00	REDEMPTION		REDEMPTION		REDEMPTION		REDEMPTION
		DIFFERENCE		DIFFERENCE		DIFFERENCE		DIFFERENCE
		BETWEEN		BETWEEN		BETWEEN		BETWEEN
		ADJUSTED		ADJUSTED		ADJUSTED		ADJUSTED
		NTBVPS		NTBVPS		NTBVPS		NTBVPS
		AND		AND		AND		AND
ADJUSTED	ADJUSTED	OFFERING	ADJUSTED	OFFERING	ADJUSTED	OFFERING	ADJUSTED	OFFERING
NTBVPS	NTBVPS	PRICE	NTBVPS	PRICE	NTBVPS	PRICE	NTBVPS	PRICE
Assuming Full Exercise of Over-Allotment Option
$7.54	$6.94	$3.06	$5.96	$4.04	$4.05	$5.95	$(1.30)	$11.30
Assuming No Exercise of Over-Allotment Option
$7.53	$6.93	$3.07	$5.95	$4.05	$4.04	$5.96	$(1.30)	$11.30

For each of the redemption scenarios above, the Adjusted NTBVPS was calculated as follows:

	AS OF MARCH 31, 2026
	25% OF MAXIMUM		50% OF MAXIMUM		75% OF MAXIMUM		100% OF MAXIMUM
	REDEMPTION		REDEMPTION		REDEMPTION		REDEMPTION
	NO	FULL	NO	FULL	NO	FULL	NO	FULL
	OVER-	OVER-	OVER-	OVER-	OVER-	OVER-	OVER-	OVER-
	ALLOTMENT	ALLOTMENT	ALLOTMENT	ALLOTMENT	ALLOTMENT	ALLOTMENT	ALLOTMENT	ALLOTMENT
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value deficit before this offering	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)
Increase attributable to public shareholders	$6.98	6.99	6.00	6.01	4.09	4.10	(1.25)	(1.25)
Pro forma net tangible book value after this offering	$6.93	6.94	5.95	5.96	4.04	4.05	(1.30)	(1.30)
Dilution to public shareholders	$3.07	3.06	4.05	4.04	5.96	5.95	11.30	11.30
% Dilution to public shareholders	30.7%	30.6%	40.5%	40.4%	59.6%	59.5%	113.0%	113.0%
Net tangible book value	$(299,166)	(299,166)	(299,166)	(299,166)	(299,166)	(299,166)	(299,166)	(299,166)
Numerator:
Net tangible book value deficit before this offering	$(299,166)	(299,166)	(299,166)	(299,166)	(299,166)	(299,166)	(299,166)	(299,166)
Net proceeds from this offering and the sale of private placement units(1)	$221,000,000	254,000,000	221,000,000	254,000,000	221,000,000	254,000,000	221,000,000	254,000,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	$270,246	270,246	270,246	270,246	270,246	270,246	270,246	270,246
Less: Overallotment liability	$(174,200)	—	(174,200)	—	(174,200)	—	(174,200)	—
Less: Deferred underwriting commission	$(8,800,000)	(10,120,000)	(8,800,000)	(10,120,000)	(8,800,000)	(10,120,000)	(8,800,000)	(10,120,000)
Less: Redemptions	$(55,000,000)	(63,250,000)	(110,000,000)	(126,500,000)	(165,000,000)	(189,750,000)	(220,000,000)	(253,000,000)
Total	$156,996,880	180,601,080	101,996,880	117,351,080	46,996,880	54,101,080	(8,003,120)	(9,148,920)
Denominator:
Ordinary shares outstanding prior to this offering	6,325,000	6,325,000	6,325,000	6,325,000	6,325,000	6,325,000	6,325,000	6,325,000
Ordinary shares forfeited if over-allotment is not exercised	(825,000)	—	(825,000)	—	(825,000)	—	(825,000)	—
Ordinary shares offered	22,000,000	25,300,000	22,000,000	25,300,000	22,000,000	25,300,000	22,000,000	25,300,000
Private Placement shares	640,000	706,000	640,000	706,000	640,000	706,000	640,000	706,000
Less: Ordinary shares redeemed	(5,500,000)	(6,325,000)	(11,000,000)	(12,650,000)	(16,500,000)	(18,975,000)	(22,000,000)	(25,300,000)
Total	22,640,000	26,006,000	17,140,000	19,681,000	11,640,000	13,356,000	6,140,000	7,031,000

(1)	Expenses applied against gross proceeds include offering expenses of approximately $1,000,000 and underwriting commissions of $4,400,000. See “Use of Proceeds.”
(2)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders directors, officers, advisors and their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma NTBV. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

(3)

For purposes of presenting the maximum redemption scenario, we have reduced our pro forma Adjusted NTBVPS by $220,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

					AVERAGE
	SHARES PURCHASED		TOTAL CONSIDERATION		PRICE
	NUMBER	PERCENTAGE	AMOUNT	PERCENTAGE	PER SHARE
Initial Shareholders(1)(2)	6,140,000	21.8%	$6,425,000	2.8%	$1.05
Public Shareholders	22,000,000	78.2%	$220,000,000	97.2%	$10.000
	28,140,000	100.00%	$226,425,000	100.00%

(1)	Assumes the full forfeiture of 825,000 shares that are subject to forfeiture by our sponsor if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

Assumes conversion of Class B ordinary shares into Class A ordinary shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon such conversion. Includes 640,000 private placement shares.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2026 and as adjusted to give effect to the sale of our 22,000,000 Class A ordinary shares in this offering for $220,000,000 (or $10.00 per share) and the sale of 640,000 private placement units for $6,400,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their overallotment option:

	MARCH 31, 2026
	ACTUAL	AS ADJUSTED
Promissory note — related party(1)	$82,370	$—
Deferred underwriting commissions	—	8,800,000
Class A ordinary shares, subject to redemption, 0 and 22,000,000 shares which are subject to possible redemption, actual and as adjusted, respectively(2)	—	220,000,000
Over-allotment liability(4)	—	174,200
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding, actual and as adjusted, respectively	—	—
Class A ordinary shares, $0.0001 par value, 400,000,000 shares authorized; 0 and 640,000 shares issued and outstanding, actual and as adjusted, respectively	—	64
Class B ordinary shares, $0.0001 par value, 80,000,000 shares authorized, 6,325,000 and 5,500,000 shares issued and outstanding, actual and as adjusted, respectively(3)	633	550
Additional paid-in capital	24,367	—
Accumulated deficit	(53,920)	(8,003,734)
Total shareholder’s equity (deficit)	$(28,920)	$(8,003,120)
Total capitalization	$53,450	$220,971,080

(1)

Our sponsor may loan us up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans received from our sponsor out of the proceeds from this offering and the sale of the private placement units. As of March 31, 2026, we had $82,370 borrowed under the promissory note with our sponsor.

(2)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then-outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(3)

Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 825,000 founder shares.

(4)

The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the shares subject to redemption and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the initial public offering.

(5)

All of the 22,000,000 Class A ordinary shares sold as part of the units in this offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Accordingly, all of the outstanding Class A ordinary shares are presented as temporary equity, outside of the shareholder’s equity section of the company’s balance sheet. Given that the 22,000,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The resulting discount to the initial carrying value of temporary equity will be accreted upon the closing of this offering such that the carrying value will equal the redemption value on such date. The accretion or remeasurement will be recognized as a reduction to retained earnings, or in the absence of retained earnings, additional paid-in capital). Accretion associated with the redeemable Class A ordinary shares will be excluded from earnings per share as the redemption value approximates fair value.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on March 4, 2026 as an exempted company under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any business combination target with respect to an initial business combination with us.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units and forward purchase units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors, including the forward purchase securities:

◾	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;
◾	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;
◾	could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
◾	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
◾	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

◾	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
◾	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
◾	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
◾	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
◾	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;
◾	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
◾	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
◾	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2026, we had no cash and deferred offering costs of $270,246. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of a $25,000 capital contribution from our sponsor in exchange for the issuance of the founder shares to our sponsor and up to $400,000 in an available loan from our sponsor. This loan is non-interest bearing and unsecured. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement units for an aggregate purchase price of $6,400,000 (or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $1,000,000 and underwriting commissions of $4,400,000 (or up to $5,060,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $8,800,000, or up to $10,120,000 if the underwriters’ over-allotment option is exercised in full), will be $221,000,000 (or up to $254,000,000 if the underwriters’ over-allotment option is exercised in full). $220,000,000 (or up to $253,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination and may at any time be held as cash or cash items, including in demand deposit accounts at a bank. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof or as cash or cash items, including in demand deposit accounts. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions), and the proceeds from the sale of the forward purchase units to complete our initial business combination. We may withdraw interest to fund our taxes payable (other than excise or similar taxes). Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes, if any. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $150,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $289,000 for D&O insurance premiums; and $81,000 for Nasdaq continued listing fees. We will also pay our sponsor for office space, secretarial and administrative services provided to us in the amount of $20,000 per month ($480,000 over a 24 month period).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and from the proceeds of the sale of the forward purchase units or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

◾	staffing for financial, accounting and external reporting areas, including segregation of duties;
◾	reconciliation of accounts;
◾	proper recording of expenses and liabilities in the period to which they relate;
◾	evidence of internal review and approval of accounting transactions;
◾	documentation of processes, assumptions and conclusions underlying significant estimates; and
◾	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination and may at any time be held as cash or cash items, including in demand deposit accounts at a bank. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof or as cash or cash items, including in demand deposit accounts. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a blank check company incorporated as an exempted company under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an initial business combination target in any industry or geographic location, we intend to focus our search on companies in the aerospace, defense, and broader industrial sectors.

Our management team is led by Adam Katz, our Chief Executive Officer and a director, E-Fei Wang, our President and a director, and Matthew Kupersmith, our Chief Financial Officer, who together contribute extensive experience in operations, investments and acquisitions. The varied backgrounds of our management team offer us a distinct advantage in identifying, assessing and executing transactions with exceptional businesses.

Our executive officers are among the principals of Irenic. Our sponsor is principally owned by Irenic’s Evergreen Fund and managed by our executive officers. We intend to draw upon Irenic’s infrastructure, personnel, analytic capabilities, network and relationships in identifying potential targets and assisting us in consummating our initial business combination.

We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement units and forward purchase units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may also issue shares in private placement transactions (so-called PIPE transactions) in connection with our initial business combination, for instance in order to provide sufficient liquidity and capital to the post-business combination entity. The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering and are likely to increase as the enterprise value of a prospective target company increases. We intend to focus on companies that have an aggregate enterprise value greater than we could acquire with the net proceeds of this offering and the sale of the private placement units and forward purchase units. Further, such dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. For more information, see the sections entitled “Summary — Additional Financings,” “Dilution” and the risk factors entitled “We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks” and “The post-business combination company may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs.”

Irenic Capital Management LP

Irenic is an investment firm with offices in New York and California that operates at the intersection of public and private markets. Irenic takes a fundamental approach to investing with a particular focus on both public and private special situations across the capital structure. The firm’s principals work collaboratively with management teams and boards to help drive improvements in operating and financial performance to create long-term value for shareholders. Irenic’s approach is grounded in an “owner’s mindset,” emphasizing disciplined operations and thoughtful capital deployment aligned with durable value creation. Irenic had approximately $2.5 billion of assets under management as of March 1, 2026 and is led by Co-Founders Adam Katz, its Chief Investment Officer, and Andy Dodge, its Director of Research, who have known each other for twenty years and invested alongside each other prior to launching Irenic.

Irenic’s investor base includes long-term partners and is further supported by a value-added limited partner network that includes many current and former public company CEOs and other senior executives. Irenic’s flagship strategy, the Irenic Capital Evergreen Master Fund LP, or the Evergreen Fund, focuses on special situations in public and private companies, generally investing in firms with market capitalizations less than $15 billion. Irenic has successfully catalyzed a number of take-private transactions since inception and has cultivated close relationships with the financial sponsor community. Fundamental to Irenic’s approach is the belief that assets can be viewed differently by public and private markets and value can be unlocked through transactions that seek to capture that arbitrage. Notable Irenic investments include Arconic Corporation (formerly NYSE: ARNC), Barnes Group Inc. (formerly NYSE: B), Couchbase, Inc. (formerly Nasdaq: BASE), FD Technologies Limited (formerly LSE: FDP now KX Systems), Hillenbrand Inc. (formerly NYSE: HI), News Corp (NYSE: NWSA), and Triumph Group Inc. (formerly NYSE: TGI).

With respect to the foregoing examples, past performance of our management team and Irenic and its funds is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate or candidates for our initial business combinations. You should not rely on the historical record of our management’s performance as indicative of our future performance.

We believe Irenic’s platform is ideally positioned to assist us in sourcing and completing an attractive business combination given the breadth of its capabilities, including its (i) deep fundamental research, (ii) differentiated sourcing through relationships with institutional partners, banks, brokers and other intermediaries, (iii) access to an experienced network of operators, executives and board candidates across industries, (iv) expertise in identifying opportunities with asymmetrical returns and (v) proven, collaborative style of engagement with leadership teams and boards focused on improving operating results and driving total shareholder returns. In addition, we believe Irenic’s credibility with long-term institutional investors, alongside its experience investing across public and private markets and throughout the capital structure, will be helpful in articulating the pro forma effects of a business combination and the long-term value creation plan that we intend to pursue, including, when appropriate, transaction pathways that may realize value from differences between public-market and private-market perspectives.

Additionally, we believe that we have appropriately aligned incentives among our shareholders, our sponsor and Irenic and increased the likelihood of engaging constructively with counterparties by virtue of our forward purchase agreement. We will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one forward purchase share and one-third of one forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee. The forward purchase shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that they will be subject to transfer restrictions and registration rights, as described herein. The forward purchase warrants will have the same terms as the private placement warrants. We believe Irenic’s investment closely aligns incentives among the target and public shareholders and gives counterparties confidence in our ability to complete a transaction. We believe that these points will present us with competitive advantages as we seek to complete a business combination.

Our Management Team

Executive Officers

We will be led by Adam Katz, our Chief Executive Officer and a director, E-Fei Wang, our President and a director, and Matthew Kupersmith, our Chief Financial Officer, who together contribute extensive experience in operations, investments, and acquisitions. The varied backgrounds of our team offer us a distinct advantage in identifying, assessing, and executing transactions with exceptional businesses.

Adam Katz, our Chief Executive Officer and a director, brings a differentiated combination of investor, operator and governance experience. Prior to co-founding Irenic in 2021, Mr. Katz was an Associate Portfolio Manager at Elliott Management’s situational investing group, where he evaluated and executed across special situations, activism, private equity and distressed/complex credit. At both Irenic and Elliott, Mr. Katz took significant stakes in aerospace and defense businesses with government programs, contract-driven cash flows and intricate stakeholder dynamics. At Irenic, he has led multiple high-profile public engagements and board-level initiatives, including an activist campaign at Barnes Group Inc., an industrial and aerospace company, where Irenic nominated him to the board, entered into a cooperation agreement and subsequently saw the company acquired by Apollo Funds in a $3.6 billion all-cash transaction that closed in January 2025. Mr. Katz is also recognized externally for his investing acumen, having been named one of Institutional Investor’s “Hedge Fund Rising Stars” (2023). He holds an MBA from Harvard Business School (Baker Scholar) and a JD from Harvard Law School.

E-Fei Wang, our President, is a Managing Director and the Head of Private Equity at Irenic. Mr. Wang has over ten years of investing experience across the technology, media, industrials, aerospace and defense, and metals and mining sectors, serving as a Principal on the Private Equity team at Apollo Global Management for eight years prior to joining Irenic. Mr. Wang worked closely with Irenic on the $5.2 billion take-private of Arconic Corporation. Mr. Wang has served as a board member of Arconic Corporation since August 2023 and previously served as a board member of Yahoo Inc. from December 2022 to March 2026 (he continues to serve as a board observer). Mr. Wang graduated from Rice University with a degree in Chemical and Biomolecular Engineering.

Matthew Kupersmith, our Chief Financial Officer, is an advisor to Irenic and has over 20 years of principal investment and operating experience in private equity and alternative asset management. He was most recently a Managing Director at Oaktree Capital Management. Prior to Oaktree, Mr. Kupersmith was co-founder and Chief Investment Officer of alternative asset manager Iron Compass LLC, Managing Director and Head of North American Private Investments at Och-Ziff Capital Management and Associate at Berkshire Partners. He began his career as an investment banker at Goldman Sachs. Mr. Kupersmith has served as a lead board member for numerous portfolio companies across a range of industries. Mr. Kupersmith earned an A.B. in History from Harvard College.

Independent Director Nominees

We have assembled an experienced team, who at the commencement of trading of our securities on the Nasdaq will serve as our independent directors to assist in the sourcing and evaluation of prospective business combination targets, the due diligence and deal execution of our business combination, and post-closing strategic involvement with our business combination partner. Our strategy, as further described below, is predicated on identifying a business combination partner we can define and present to our investors with a clear, executable plan to drive long-term shareholder value creation through our collective experience. We believe the operational expertise of our independent directors is a differentiating element of our approach, which gives us the opportunity to pursue potential business combination targets in several industry sectors where we have expertise, and increases our likelihood of finding and completing a suitable business combination.

Our independent director nominees are Paul Adams, Kirk Hachigian and Larry Lawson.

Paul Adams has more than 30 years of leadership experience across the aerospace and industrial manufacturing landscape, with particular depth in aircraft engines, complex manufacturing operations and global supply chains. He previously served as President of Pratt & Whitney Company, Inc., a subsidiary of Raytheon now known as RTX Corporation (NYSE: RTX), a leader in the design, manufacture, and service of aircraft engines and industrial gas turbines. Prior to his role as President, Mr. Adams held senior roles including Chief Operating Officer, where he led enterprise operations spanning engineering, quality, EH&S, information technology, manufacturing and supply chain readiness across the company’s major business units. Following Pratt & Whitney, Mr. Adams served as Chief Operating Officer of Precision Castparts Corp., a leading supplier of aerospace metal components, castings, and forgings. He subsequently expanded his governance and advisory experience, serving as a senior advisor to VulcanForms, Inc. Mr. Adams currently serves as a director of Aclara Resources Inc. (TSX: ARA) and as a board member of OC Oerlikon Corporation AG, Pfäffikon (SWX: OERL). Mr. Adams served as a board member of Rolls-Royce (LSE: RR) from 2021-2023. Mr. Adams holds a BS in Aerospace Engineering from the University of Michigan and completed the Stanford Executive Program at Stanford Graduate School of Business. In 2013, he was inducted into the National Academy of Engineering. Mr. Adams is qualified to serve on our board of directors because of his leadership experience in the aerospace and industrial manufacturing industries.

Kirk S. Hachigian is a seasoned public-company executive and board leader with extensive experience in corporate governance and value creation in industrial and engineered-product businesses, Previously, Mr. Hachigian served as Chairman of the Board of JELD-WEN Holding, Inc. (NYSE: JELD), a manufacturer of windows and doors, from April 2014 to May 2019 and as Chief Executive Officer from April 2014 to November 2015. Prior to JELD-WEN, he served as Chairman, President, and Chief Executive Officer of Cooper Industries plc, a publicly held electrical equipment and tool manufacturer, until Cooper’s acquisition by Eaton Corporation (NYSE: ETN) in November 2012, having been named Chairman in 2006, Chief Executive Officer in 2005, and President in 2004. Mr. Hachigian currently serves as Chairman of the Board of Allegion plc (NYSE: ALLE), having been a director since Allegion became a standalone public company in 2013 and having served as Lead Director for the majority of his tenure; he also chairs Allegion’s Corporate Governance and Nominating Committee. In addition, Mr. Hachigian serves on the boards of PACCAR Inc. (Nasdaq: PCAR) (director since 2008), NextEra Energy, Inc. (NYSE: NEE) (director since 2013), and L3harris Technologies, Inc. (NYSE: LHX) (director since 2023). Additionally, Mr. Hachigian was on the board of Cabinetworks Group from 2021 to 2022, and the board of American Standard Companies (NYSE: ASD) from 2005 to 2008. Mr. Hachigian holds an MBA from the Wharton School at the University of Pennsylvania and a BS in Mechanical Engineering from the University of California Berkley. Mr. Hachigian is qualified to serve on our board of directors because of his demonstrated track record in leading and overseeing complex industrial organizations, executing strategic initiatives, and maintaining strong governance standards.

Larry A. Lawson is an aerospace consultant with decades of leadership experience in aerospace and defense, including leading large-scale aircraft programs and execution-driven turnarounds. Mr. Lawson previously served as President and Chief Executive Officer of Spirit AeroSystems (NYSE: SPR), Inc. from April 2013 until his retirement in August 2016, where he led a highly successful turnaround of the Company. Prior to Spirit AeroSystems, Mr. Lawson served as Executive Vice President of Lockheed Martin Corporation (NYSE: LMT) and President of Lockheed Martin Aeronautics Company, leading Lockheed Martin’s military aircraft business across multiple U.S. sites. Earlier at Lockheed Martin, Mr. Lawson served as Executive Vice President and General Manager of the F-35 Lightning II program, where he was credited with helping recover the program. He also served as Executive Vice President and General Manager of the F-22 Raptor program, which was awarded the 2006 Collier Trophy recognizing the most significant accomplishment in aerospace. During his career, he led the capture, development, and production of the JASSM cruise missile and the Advanced Infra-red Search and Track System. After retiring from Spirit AeroSystems, he served as Operating Partner of Advent International, a private equity firm, from March 2019 until March 2022. In 2025, Mr. Lawson was appointed to the board of directors of KX Software Limited, a data analytics software company serving the financial services and aerospace, defense and space industries, among other data-driven end markets. Mr. Lawson is an M.I.T. Fellow, an alumnus of the Harvard Advanced Management Program, and holds engineering degrees from the University of Missouri and Lawrence Technological University. Mr. Lawson is qualified to serve on our board of directors because of his extensive executive leadership experience and technical background within the aerospace and defense industries.

None of our sponsor, its affiliates, nor any of our promoters has prior experience in organizing special purpose acquisition companies and are not involved in any other special purpose acquisition companies.

For additional information regarding our management team’s experience, please see the section entitled “Management.”

Business Strategy and Target Industries

Our business strategy is to identify and complete our initial business combination with a company that we believe can benefit from Irenic’s foundational expertise in unlocking value between the public and private markets. We believe our sponsor’s and management team’s deep network, spanning management teams and boards of public and private companies, private equity sponsors, public investors, investment bankers, lenders, restructuring advisors and other professional intermediaries, provides access to hundreds of corporate- and sponsor-owned assets that could benefit from partnering with us to drive value.

By concentrating on special situations throughout the capital structure, Irenic leverages a unique strength that is particularly well-suited to identifying overlooked investment opportunities. Access to a network of value-added limited partners — including many current and former public company CEOs and senior executives — provides practical insights and facilitates effective engagement with leadership teams. Together, these capabilities position us to pursue flexible, targeted investments and strategic initiatives that can unlock value in companies that may not be fully recognized by the broader market, aligning well with the objectives for our initial business combination.

We believe certain sectors may particularly benefit from our investment approach. We see considerable opportunity within the industrials sector — particularly in aerospace and defense end-markets, as well as across industrial products and services that align with the expertise of our directors. These sectors are characterized by durable, long-term demand drivers, mission-critical product suites and significant barriers to entry, all of which can support lasting value creation. Furthermore, many high-quality businesses in these areas are often part of complex organizations and investment funds seeking to monetize and streamline their portfolios, making them ideal candidates for our strategy.

In commercial aerospace, we believe commercial aircraft demand is supported by elevated OEM backlogs and sustained underlying travel demand, which provide long-duration visibility for production, supply-chain activity, and aftermarket services. As demand continues to drive production of new platforms, we observe that the pace of production continues to be constrained by supply-chain capacity and readiness, including labor availability and parts shortages. At the same time, we believe the public market continues to place a premium on suppliers and service providers with strong execution, quality performance, and the ability to operate reliably at scale across complex, multi-tier supply chains.

In defense, we see considerable growth opportunity driven by sustained increases in U.S. Department of Defense funding and an intensified emphasis on modernization, stockpile replenishment, and strategic deterrence across the U.S. and allied militaries. Supporting this is a total U.S. fiscal year 2026 defense budget request of approximately $1 trillion. Continued high-intensity conflicts in Europe and the Middle East are driving sustained demand for munitions, spares and platform readiness, while elevated threats globally are reinforcing investment in long-duration modernization programs as well as integrated air and missile defense and counter-UAS capabilities.

Across other industrial end-markets, we see positive long-term demand and the opportunity for margin improvement within businesses with defensible moats. For example, we believe there are numerous opportunities within the electrical components sector, where electricity, load growth and related capital allocation are the key drivers of demand, backlog and lead times. We expect demand in this sector to be supported by rapid data center build-outs alongside broader electrification and industrial investment. Within building products, long-term infrastructure spending priorities have increased demand for products and services. On the residential side, factors including post-COVID gyrations and labor inflation make for a dynamic demand environment where specialized manufacturers and service providers can realize outsized long-term growth.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria that we believe are important in evaluating prospective target businesses. We intend to use these criteria in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria:

◾	Proven Operating Performance — We intend to seek established companies with demonstrated execution and resilient operations. We are not focused on early-stage or start-up businesses. We prefer businesses that are, or can become, a top-tier competitor in at least one of their core markets.
◾	Favorable Long-Term Demand Drivers — We intend to prioritize targets in markets with durable, multi-year tailwinds, even if clouded by short-term cycles. The ideal business benefits from an expanding total addressable market and demand that is resilient through economic conditions because the product is mission-critical.
◾	High-Caliber Leadership — We intend to seek targets led by management teams with a proven record of consistent execution and strong operating performance, supported by disciplined financial management and credible forecasting. Irenic has a track-record of partnering with strong operating leaders to allocate capital thoughtfully, communicate transparently and exercise strong governance.
◾	At an Inflection Point — We intend to look for targets who are at an inflection point and in situations where we believe we can help drive improved financial performance. We are not seeking to acquire businesses in need of turnaround, but we believe that Irenic and our management team have a track record of identifying significant opportunities within existing businesses to grow earnings at a more rapid pace than they have historically through commercial initiatives and cost actions, as well as transformational strategic transactions.
◾	Strong cash generation (or near-term line of sight) — We intend to prioritize businesses that produce sustainable operating cash flow or have a credible and well-defined plan to reach positive cash flow generation in the near term.
◾	Defensible Differentiation — We intend to favor businesses with clear differentiation that is difficult for competitors to replicate and can be sustained over time. This may be reflected in proprietary technology or know-how, advantaged data, embedded customer relationships, high switching costs, or regulatory and certification barriers that protect share and pricing. We also intend to look for evidence that the advantage translates into measurable outcomes such as premium margins and strong retention.
◾	Public-Company Readiness — We intend to prioritize targets that already have, or can quickly build, the finance, controls, and governance infrastructure required to operate effectively as a public company. This includes timely and accurate reporting, strong internal controls and compliance processes, mature budgeting and forecasting capabilities, and a leadership team prepared for public-market scrutiny and disclosure expectations. We also intend to look for scalable systems and processes that can support growth without sacrificing transparency or accountability.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the aggregate value of all of the target businesses will be taken into account for purposes of the 80% fair market value test.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team will directly or indirectly own founder shares and/or private placement units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, and because we expect that our company will generally have priority over any other special purpose acquisition companies subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our Sponsor

Our sponsor, Irenic Sponsor, LLC, is a Delaware limited liability company and was formed to invest in us. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company and directly or indirectly providing office space and administrative services to members of our management team. The managers of our sponsor are Adam Katz, our Chief Executive Officer and a director, Matthew Kupersmith, our Chief Financial Officer, and E-Fei Wang, our President and a director. Messrs. Katz, Kupersmith and Wang control the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date of this prospectus, other than the Evergreen Fund, which is ultimately controlled by the principals of Irenic and owns approximately 79% and 85% of the economic rights attributable to the founder shares and private placement units held by our sponsor, respectively (assuming no exercise of the over-allotment option), no other person has a direct or indirect material interest in our sponsor. Each of our independent directors will receive for their services as a director indirect interests in 25,000 of the founder shares through membership interests in our sponsor and each of Paul Adams and Larry Lawson will make investments in our sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

ENTITY	AMOUNT OF COMPENSATION TO BE RECEIVED OR SECURITIES ISSUED OR TO BE ISSUED	CONSIDERATION PAID OR TO BE PAID
Irenic Sponsor, LLC

6,325,000 Class B ordinary shares (of which 825,000 are subject to forfeiture if the underwriters do not exercise their over-allotment option), representing 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, or concurrently with or immediately following the consummation of our business combination or earlier at the option of the holder on a one-for-one basis subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the private placement shares, forward purchase shares and the ordinary shares underlying the private placement warrants and forward purchase warrants and after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement units issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis. As a result of such anti-dilution adjustments, the founder shares held by our sponsor may convert into Class A ordinary shares on a greater than one-for-one basis, which may result in material dilution from your purchase of our Class A ordinary shares.

$25,000 (approximately $0.004 per share)

ENTITY	AMOUNT OF COMPENSATION TO BE RECEIVED OR SECURITIES ISSUED OR TO BE ISSUED	CONSIDERATION PAID OR TO BE PAID
Irenic Sponsor, LLC	420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full)	$4,200,000 ($10.00 per unit) (or up to $4,530,000 if the underwriters’ over-allotment option is exercised in full)

Irenic Sponsor, LLC	$20,000 per month	Office space and administrative services provided to members of our management team

Irenic Sponsor, LLC, an affiliate thereof, or our officers and directors	Repayment in cash or up to $1,500,000 in private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the lender	Loans to finance transaction costs in connection with an intended initial business combination

Irenic Sponsor, LLC	Repayment in cash

Up to $400,000 under an unsecured, non-interest bearing promissory note for offering-related and organizational expenses. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions

Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion

Irenic Sponsor, LLC, our officers or directors, or affiliates thereof	Repayment in cash	Any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and material dilution upon the closing of this offering. See the sections titled “Dilution” and “Risk Factors — The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

Pursuant to a letter agreement to be entered with us, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, pursuant to such letter agreement, each of our sponsor, officers and directors has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units (including the securities comprising such units), as summarized in the table below. Our letter agreement with our sponsor, officers and directors, which contains the below provisions relating to transfer restrictions of our founder shares and private placement units (including the securities comprising such units), may be amended without shareholder approval. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement.

SUBJECT SECURITIES	EXPIRATION DATE	PERSONS SUBJECT TO RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS
Founder Shares

The founder shares are not transferable or salable until the earlier of (A) 180 days after the completion of our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Irenic Sponsor, LLC Adam Katz Matthew Kupersmith E-Fei Wang Paul Adams Kirk Hachigian Larry Lawson

Transfers are permitted (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a

SUBJECT SECURITIES	EXPIRATION DATE	PERSONS SUBJECT TO RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS

charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) by virtue of the laws of the Cayman Islands or our Sponsor’s limited liability company agreement upon dissolution of our sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Private Placement Units (including the securities comprising such units)	The private placement units (including the securities comprising such units) are not transferable or saleable until 30 days after the completion of our initial business combination.	Same as above.	Same as above.

Pursuant to such letter agreement, for the benefit of the underwriters, we, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Jefferies, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement units, (2) issue and sell the additional Class A ordinary shares to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares and the private placement units and (4) issue securities in connection with a business combination, including the forward purchase securities. Jefferies in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Pursuant to the letter agreement, indirect transfers of the founder shares and private placement units held by our sponsor are restricted to the same extent as direct transfers. The securities held by the sponsor are expected to only be distributed directly to the members of the sponsor in connection with or following the consummation of our initial business combination, provided that such distributions comply with the transfer restrictions on the founder shares and private placement units and that such members agree to become subject to the applicable transfer restrictions with respect to such securities. Indirect transfers of the securities held by the sponsor, such as to another member of the sponsor or their affiliate or a new member of the sponsor, may be permitted with the consent of the managing members of our sponsor, so long as such transfer complies with the applicable transfer restrictions with respect to such securities described in the table above to the same extent as the party originally subject to such restrictions. For example, our independent directors will receive membership interests in our sponsor as compensation for their service as directors to the company. Each of Paul Adams, Kirk Hachigian and Larry Lawson will receive membership interests in our sponsor representing 25,000 founder shares, respectively, for their service as a director. Each of the members of our sponsor, due to being members of our management team, are parties to the letter agreement and the lock-up provisions contained therein.

In order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor, pursuant to clause (e) in the table above in accordance with the terms of the letter agreement, may (i) surrender or forfeit, transfer or exchange, directly or indirectly, our founder shares, private placement units or any of our other securities held by it, including for no consideration, in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, and (iii) enter into any other arrangements with respect to any such securities.

While there is no current intention to do so, we may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Adam Katz, our Chief Executive Officer and a director, Matthew Kupersmith, our Chief Financial Officer, and E-Fei Wang, our President and a director. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock or shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses and market and other uncertainties in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700,000,000 as of the prior June 30th, and (2) the date on which we have issued more than $1,000,000,000 in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250,000,000 as of the prior June 30, or (2) our annual revenues equaled or exceeded $100,000,000 during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700,000,000 as of the prior June 30.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Financial Position

With funds available for a business combination initially in the amount of $211,200,000 (assuming no redemptions), after payment of $8,800,000 of deferred underwriting fees (or up to $242,880,000 (assuming no redemptions) after payment of $10,120,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full) and $50,000,000 in proceeds from the sale of the forward purchase units, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units and forward purchase units, the proceeds of the sale of our shares in connection with our initial business combination (including the sale of the forward purchase units and pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and from the proceeds of the sale of the forward purchase units or because we become obligated to redeem a significant number of our public shares in connection with the completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units and the forward purchase units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations. None of our sponsor, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In addition, commencing on the date of this prospectus, we will pay our sponsor for office space and administrative services provided to members of our management team in an amount equal to $20,000 per month. Any such payments prior to our initial business combination will be made from funds held outside the trust account. In addition, we have agreed, pursuant to the administrative services and indemnification agreement with our sponsor and Irenic relating to the monthly payment for office space and administrative services, that we will indemnify our sponsor and Irenic from any claims (i) arising out of or relating to this offering or the company’s operations or conduct of the company’s business, (ii) in respect of any investment opportunities sourced by the sponsor, Irenic and their respective affiliates, and/or (iii) any claim against our sponsor or Irenic alleging any expressed or implied management or endorsement by our sponsor or Irenic of any of the company’s activities or any express or implied association between our sponsor and the company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Such agreement also permits us to temporarily use the Irenic name and corporate address.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, or from completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions, that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

◾	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
◾	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

◾	We issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);
◾	Any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest earned on the trust account (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or
◾	The issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange listing requirements will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to: (i) the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company; (ii) the expected cost of holding a shareholder vote; (iii) the risk that the shareholders would fail to approve the proposed business combination; (iv) other time and budget constraints of the company; and (v) additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders directors, officers, advisors and their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial shareholders, directors, officers, advisors and their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by sponsor, initial shareholders, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our sponsor, initial shareholders, directors, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions.

The purpose of any such purchases of shares could be to increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial shareholders, directors, officers, advisors and their affiliates anticipate that they may identify the shareholders with whom our sponsor, initial shareholders, directors, officers, advisors and their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, initial shareholders, directors, officers, advisors and their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, initial shareholders, directors, officers, advisors and their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, initial shareholders, directors, officers, advisors and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

◾	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;
◾	if our sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;
◾	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;
◾	our sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and
◾	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:
◾	the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;
◾	the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisors and their affiliates;
◾	the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;
◾	the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisors and their affiliates; and
◾	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption Rights for Public Shareholders in Connection with the Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares in connection with the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There are no redemption rights with respect to the warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Limitations on Redemptions

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares in connection with the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules), as described above under the heading “Shareholders May Not Have the Ability to Approve Our Initial Business Combination.” Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, so long as we offer redemption in connection with such amendment.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will, pursuant to our amended and restated memorandum and articles of association:

◾	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
◾	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above in connection with the completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. A quorum for such meeting will be present if the holders of one-third of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Our sponsor, officers and directors will count toward this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares and the private placement shares, we would need 7,930,001, or 36.1%, of the 22,000,000 public shares included in the units sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved by way of ordinary resolution (assuming all outstanding shares are voted and the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Assuming that only one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, are voted, we will not need any public shares in addition to our founder shares and private placement shares to be voted in favor of an initial business combination in order to have an initial business combination approved by way of ordinary resolution. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. These quorum and voting thresholds, and the voting agreement of our sponsor, officers and directors, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. If we seek shareholder approval for an extension, holders of our public shares will be offered an opportunity to redeem their shares upon approval of such extension, regardless of whether they abstain, vote in favor of or vote against such extension.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

◾	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
◾	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemption pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on Redemption in Connection with the Completion of Our Initial Business Combination

If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares included in the units sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares included in the units sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Share Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares (and share certificates (if any) and other redemption forms) to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to deliver or tender their shares (and share certificates (if any) and other redemption forms). The need to deliver or tender shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the expiration of the completion window.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only the duration of the completion window to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from assets outside the trust account. However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. CBIZ CPAs P.C., our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement (except for the Company’s independent auditors), reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes paid or payable (other than excise or similar taxes), and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash in connection with the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	REDEMPTION IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules

If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and underwriting commissions and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds

$220,000,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $186,120,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$220,000,000 of the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable (other than excise or similar taxes) and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

We must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Jefferies informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying Class A ordinary shares or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, in connection with the completion of our initial business combination, subject to the limitations and on the conditions described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. If we seek shareholder approval for an extension, holders of our public shares will be offered an opportunity to redeem their shares upon approval of such extension, regardless of whether they abstain, vote in favor of or vote against such extension.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

If we are unable to complete an initial business combination within the completion window, we will as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Release of funds

Except for the withdrawal of interest to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Delivering share certificates in connection with the exercise of redemption rights

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included.

Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights.

After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Limitation on redemption rights of shareholders holding more than 15% of the shares included in the units sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares without our prior consent. However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess similar or greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently sub-lease our executive offices at 767 Fifth Avenue, 15th Floor, New York, New York 10153 from our sponsor. We consider our current office space adequate for our current operations.

Employees and Human Capital Resources

We currently have three executive officers: Adam Katz, our Chief Executive Officer and a director, Matthew Kupersmith, our Chief Financial Officer, and E-Fei Wang, our President and a director. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an exempted company under the laws of the Cayman Islands. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of any relevant payment as defined in the Tax Concessions Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700,000,000 as of the prior June 30th, and (2) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250,000,000 as of the prior June 30, or (2) our annual revenues equaled or exceeded $100,000,000 during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700,000,000 as of the prior June 30.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacities as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

NAME	AGE	POSITION
Adam Katz	40	Chief Executive Officer and Director
Matthew Kupersmith	45	Chief Financial Officer
E-Fei Wang	33	President and Director
Paul Adams	64	Director Nominee
Kirk S. Hachigian	66	Director Nominee
Larry A. Lawson	68	Director Nominee

Adam Katz has served as our Chief Executive Officer and as a director since our inception. Mr. Katz co-founded Irenic Capital Management LP in 2021 and has served as its Co-Founder and Chief Investment Officer since that time. Prior to co-founding Irenic, Mr. Katz was an Associate Portfolio Manager at Elliott Management from 2013 to 2021, where he was a member of the situational investing group and evaluated and executed investments across special situations, activism, private equity and distressed and complex credit. Since founding Irenic in 2021, Mr. Katz has led multiple public engagements and board-level initiatives, including an activist campaign at Barnes Group Inc., where Irenic nominated him to the board of directors, and the parties subsequently entered into a cooperation agreement. Mr. Katz served as a member of the board of directors of Barnes Group Inc. from 2024 to 2025. Barnes Group Inc. was thereafter acquired by Apollo Global Management funds in a $3.6 billion all-cash transaction that closed in January 2025. Mr. Katz has also served as a member of the board of directors of Arconic Corporation (formerly NYSE: ARNC) since 2023, KX Topco Limited since 2025, Arsenal AIC Holdings L.P. since 2023, Goat Parent GP, LLC since 2025, and LSF12 Helix TopCo, L.P since 2026. Mr. Katz holds an MBA from Harvard Business School, where he was designated a Baker Scholar, and a JD from Harvard Law School.

We believe Mr. Katz is well qualified to serve as a member of our board of directors due to his wide range of investment, operator and governance experience as well as his activities in asset management, including his experience evaluating and executing investments in various contexts and his leadership of public engagements and board-level initiatives.

Matthew Kupersmith has served as our Chief Financial Officer since our inception. Mr. Kupersmith has been an advisor to Irenic Capital Management LP since 2025, and has more than 20 years of principal investment and operating experience in private equity and alternative asset management. Mr. Kupersmith is currently the managing member of Performance Events Partners. Mr. Kupersmith served as a Managing Director at Oaktree Capital Management from 2019 to 2025, a leading alternative investment management firm. Mr. Kupersmith also served as a member of the board of directors of Array Midco Corp from 2021 to 2025 and NHV Holdings from 2021 to 2025. Previously, Mr. Kupersmith was co-founder and the Chief Investment Officer of Iron Compass LLC, an alternative asset manager, Managing Director and Head of North American Private Investments at Och-Ziff Capital Management Group and an associate at Berkshire Partners LLC and began his career as an investment banker at Goldman Sachs. Mr. Kupersmith received an AB in History from Harvard College.

E-Fei Wang has served as our President and as a director since our inception. Mr. Wang is a Managing Director and Head of Private Equity at Irenic Capital Management LP, a position he has held since February 2026, and has more than 10 years of investing experience across the technology, media, industrials, aerospace and defense, and metals and mining sectors. Prior to joining Irenic Capital Management LP, Mr. Wang served as a Principal on the Private Equity team at Apollo Global Management from 2017 to 2025. Mr. Wang has served as a member of the board of directors of Arconic Corporation (formerly NYSE: ARNC) since 2023 and previously served as a member of the board of directors of Yahoo Inc. from 2022 to 2026 (where he continues to serve as a board observer). Mr. Wang received a degree in Chemical and Biomolecular Engineering from Rice University.

Paul Adams has agreed to serve on our board of directors. Mr. Adams has more than 30 years of leadership experience across the aerospace and industrial manufacturing industries. Mr. Adams has served as a member of the board of directors of Aclara Resources Inc. (TSX: ARA) since 2021 and as a member of the board of directors of OC Oerlikon Corporation AG, Pfäffikon (SWX: OERL) since 2019. Previously, Mr. Adams served as a senior advisor to VulcanForms, Inc. from 2020 to 2024 and as Chief Operating Officer of Precision Castparts Corp., a leading supplier of aerospace metal components, castings and forgings, from 2016 to 2018. Mr. Adams also served as President of Pratt & Whitney Company, Inc. from 2014 to 2016, a subsidiary of RTX Corporation (NYSE: RTX) and a leading manufacturer of aircraft engines and industrial gas turbines, prior to which he served as Chief Operating Officer from 2013 to 2014, among other senior roles. Mr. Adams served as a board member of Rolls-Royce (LSE: RR) from 2021 to 2023. Mr. Adams received a BS in Aerospace Engineering from the University of Michigan and completed the Stanford Executive Program at Stanford Graduate School of Business.

We believe Mr. Adams is qualified to serve as a member of our board of directors due to his extensive leadership experience in the aerospace and industrial manufacturing industries.

Kirk S. Hachigian has agreed to serve on our board of directors. Mr. Hachigian currently serves as Chairman of the board of directors of Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, and has served as a director since the Allegion plc became a standalone publicly traded company in 2013; he chairs Allegion plc’s Corporate Governance and Nominating Committee. Mr. Hachigian has served as a member of the board of directors of PACCAR Inc. (Nasdaq: PCAR) since 2008, NextEra Energy, Inc. (NYSE: NEE) since 2013 and L3Harris Technologies, Inc. (NYSE: LHX) since 2023. Mr. Hachigian previously served as a member of the board of directors of Cabinetworks Group from 2021 to 2022. Mr. Hachigian previously served as Chairman of the board of directors of JELD-WEN Holding, Inc. (NYSE: JELD), a manufacturer of windows and doors, from 2014 to 2019 and as Chief Executive Officer from 2014 to 2015. Prior to JELD-WEN, Mr. Hachigian served as Chairman, President and Chief Executive Officer of Cooper Industries plc, a publicly held electrical equipment and tool manufacturer, until its acquisition by Eaton Corporation (NYSE: ETN) in 2012. Mr. Hachigian received an MBA from the Wharton School at the University of Pennsylvania and a BS in Mechanical Engineering from the University of California, Berkeley.

We believe Mr. Hachigian is qualified to serve as a member of our board of directors due to his demonstrated track record in leading and overseeing complex industrial organizations, his experience executing strategic initiatives and his strong corporate governance background.

Larry A. Lawson has agreed to serve on our board of directors. Mr. Lawson most recently served as Operating Partner of Advent International, a private equity firm, from 2019 to 2022. In 2025, Mr. Lawson was appointed to the board of directors of KX Software Limited. Mr. Lawson previously served as President and Chief Executive Officer of Spirit AeroSystems Holdings, Inc. (NYSE: SPR) from 2013 to 2016, where he led the Company’s successful turnaround. Prior to that, Mr. Lawson served as Executive Vice President of Lockheed Martin Corporation (NYSE: LMT) and President of Lockheed Martin Aeronautics Company, leading Lockheed Martin’s military aircraft business across multiple US sites. Earlier at Lockheed Martin, Mr. Lawson served as Executive Vice President and General Manager of the F-35 Lightning II program and as Executive Vice President and General Manager of the F-22 Raptor program. Mr. Lawson holds engineering degrees from the University of Missouri and Lawrence Technological University, he is also an MIT Fellow and alumnus of the Harvard Advanced Management Program.

We believe Mr. Lawson is qualified to serve as a member of our board of directors due to his extensive executive leadership experience and technical background within the aerospace and defense industries.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of four members and is divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Kirk S. Hachigian, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Paul Adams and Larry A. Lawson, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Adam Katz and E-Fei Wang, will expire at the third annual general meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Director Independence

The rules of Nasdaq require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have four “independent directors” as defined in the Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board of directors has determined that Paul Adams, Kirk Hachigian and Larry Lawson are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

As of the date of this prospectus, none of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor for office space and administrative services provided to members of our management team in an amount equal to $20,000 per month. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we have agreed, pursuant to the administrative services and indemnification agreement with our sponsor and Irenic relating to the monthly payment for office space and administrative services, that we will indemnify our sponsor and Irenic from any claims (i) arising out of or relating to this offering or the company’s operations or conduct of the company’s business, (ii) in respect of any investment opportunities sourced by the sponsor, Irenic and their respective affiliates, and/or (iii) any claim against our sponsor or Irenic alleging any expressed or implied management or endorsement by our sponsor or Irenic of any of the company’s activities or any express or implied association between our sponsor and the company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Such agreement also permits us to temporarily use the Irenic name and corporate address. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Furthermore, our independent directors will receive membership interests in our sponsor as compensation for their service as directors to the company. Each of Paul Adams, Kirk Hachigian and Larry Lawson will receive membership interests in our sponsor representing 25,000 founder shares for their service as a director.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will establish two standing committees: an audit committee and a compensation committee. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Kirk S. Hachigian, Paul Adams and Larry A. Lawson will serve as the members of our audit committee.

Mr. Hachigian will serve as the chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Hachigian qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

◾	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;
◾	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
◾	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
◾	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
◾	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Kirk S. Hachigian, Paul Adams and Larry A. Lawson, and Mr. Adams will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

◾	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;
◾	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;
◾	reviewing our executive compensation policies and plans;
◾	implementing and administering our incentive compensation equity-based remuneration plans;
◾	assisting management in complying with our proxy statement and annual report disclosure requirements;
◾	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
◾	producing a report on executive compensation to be included in our annual proxy statement; and
◾	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Paul Adams, Kirk Hachigian and Larry Lawson. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an extraordinary general meeting). Our shareholders that wish to nominate a director for appointment to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not improperly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to at least one other entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations.

Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION
Adam Katz	Irenic Capital Management LP	Investment Firm	Co-Founder and Chief Investment Officer
	Arconic Corporation	Industrial Manufacturing	Director
	KX Topco Limited	Software	Director
	Arsenal AIC Holdings L.P.	Industrial Manufacturing	Director
	Goat Parent GP, LLC	Aerospace and Industrial Manufacturing	Director
	LSF12 Helix TopCo, L.P	Industrial Manufacturing	Director
Matthew Kupersmith	Irenic Capital Management LP	Investment Firm	Advisor
	Performance Events Partners	Investment Firm	Managing Member
E-Fei Wang	Irenic Capital Management LP	Investment Firm	Managing Director and Head of Private Equity
	Arconic Corporation	Industrial Manufacturing	Director
Paul Adams	Aclara Resources Inc.	Mining Company	Director
	OC Oerlikon Corporation AG, Pfäffikon	Surface Technologies	Director
Kirk S. Hachigian	Allegion plc	Security Products	Chairman
	PACCAR Inc.	Truck Manufacturer	Director
	NextEra Energy, Inc.	Energy	Director

	L3Harris Technologies, Inc.	Defense Technology	Director
Larry A. Lawson	KX Software Limited	Software	Director

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, and because we expect that our company will generally have priority over any other special purpose acquisition companies subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

There may be actual or potential material conflicts of interest between our sponsor, its affiliates or promoters on the one hand, and the investors in this offering on the other hand. In addition to the above, potential investors should be aware of the following potential conflicts of interest:

◾	Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.
◾	Our initial shareholders purchased founder shares prior to the date of this prospectus and our sponsor will purchase private placement units in a transaction that will close simultaneously with the closing of this offering. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame, although they will be entitled to liquidating distributions from assets outside the trust account. Furthermore, our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) 180 days after the completion of our initial business combination and (ii) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property and our sponsor has agreed not to transfer, assign or sell any of its private placements units (including the securities comprising such units) until 30 days after the completion of our initial business combination. Because our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. Accordingly, our management team, which owns interest in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.
◾	If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. Because we may redeem the outstanding warrants held by public warrant holders and the private placement warrants held by the sponsor are not redeemable by us and are exercisable on a cashless basis, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warrant holders cannot exercise on a cashless basis. Accordingly, there may be actual or potential material conflicts of interest between our sponsor on the one hand, and the public warrant holders on the other hand.
◾	In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.
◾	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Further, commencing on the date our securities are first listed on Nasdaq, we will also pay our sponsor, for office space and administrative services provided to members of our management team in an amount equal to $20,000 per month. In addition, we have agreed, pursuant to the administrative services and indemnification agreement with our sponsor and Irenic relating to the monthly payment for office space and administrative services, that we will indemnify our sponsor and Irenic from any claims (i) arising out of or relating to this offering or the company’s operations or conduct of the company’s business, (ii) in respect of any investment opportunities sourced by the sponsor, Irenic and their respective affiliates, and/or (iii) any claim against our sponsor or Irenic alleging any expressed or implied management or endorsement by our sponsor or Irenic of any of the company’s activities or any express or implied association between our sponsor and the company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Such agreement also permits us to temporarily use the Irenic name and corporate address.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed to vote their founder shares, private placement shares and any shares purchased during or after the offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

◾	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;
◾	each of our officers, directors and director nominees; and
◾	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them.

On March 5, 2026, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for 7,187,500 founder shares. On March 13, 2026, our sponsor surrendered for no consideration 862,500 founder shares, resulting in our sponsor holding an aggregate of 6,325,000 founder shares. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 25,300,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Up to 825,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. The sponsor will surrender 825,000 founder shares if the underwriters’ over-allotment is not exercised, leaving our sponsor with an aggregate of 5,500,000, or 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that 825,000 founder shares have been surrendered to us for no consideration, and that there are 22,000,000 Class A ordinary shares issued and outstanding after this offering.

APPROXIMATE
	NUMBER OF	PERCENTAGE		NUMBER OF
	CLASS A	OF OUTSTANDING		CLASS B	APPROXIMATE PERCENTAGE
	ORDINARY	CLASS A		ORDINARY	OF OUTSTANDING CLASS B
	SHARES	ORDINARY SHARES		SHARES	ORDINARY SHARES
	BENEFICIALLY	BEFORE	AFTER	BENEFICIALLY	BEFORE	AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)	OWNED	OFFERING	OFFERING	OWNED(2)	OFFERING	OFFERING
Irenic Sponsor, LLC (our sponsor)(3)	—	—		5,500,000	100%	100%
Adam Katz	—	—	—	—	—	—
Matthew Kupersmith	—	—	—	—	—	—
E-Fei Wang	—	—	—	—	—	—
Paul Adams	—	—	—	—	—	—
Kirk Hachigian	—	—	—	—	—	—
Larry Lawson	—	—	—	—	—	—
All officers, directors and director nominees as a group (six individuals)	—	—	—	—	—	—

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following is 767 Fifth Avenue, 15th Floor, New York, New York 10153.
(2)

Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)

Irenic Sponsor, LLC is the record holder of the shares reported herein. Adam Katz, our Chief Executive Officer and a director, Matthew Kupersmith, our Chief Financial Officer, and E-Fei Wang, our President and a director, are the managers of Irenic Sponsor, LLC and control the sponsor, including the exercise of voting and investment discretion over the securities of our company held by the sponsor. Each manager has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual managing member of Irenic Sponsor, LLC exercises voting or dispositive control over any of the securities held by the entity, even those in which he holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. See the section titled “Proposed Business — Our Sponsor”. Irenic Sponsor, LLC has committed to purchase an aggregate of 420,000 units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per unit for an aggregate purchase price of $4,200,000 (or up to $4,530,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Excludes forward purchase securities issuable pursuant to the forward purchase agreement, as such securities will only be issued concurrently with the closing of our initial business combination.

Immediately after this offering, our initial shareholders will beneficially own 20% of the then issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our sponsor and the underwriters have committed, pursuant to a written agreement, to purchase an aggregate of 640,000 private placement units (or up to 706,000 private placement units if the over-allotment option is exercised in full) for a purchase price of $10.00 per share in a private placement that will occur simultaneously with the closing of this offering. Of those 640,000 private placement units, our sponsor has agreed to purchase 420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full) and the underwriters has agreed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full). The private placement units (and the securities comprising such units) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. A portion of the purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $220,000,000 (or up to $253,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. The private placement units will be identical to the units sold in this offering except that (i) the private placement warrants will not be redeemable by us, (ii) the private placement units (and the securities comprising such units) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) the private placement warrants may be exercised by the holders on a cashless basis, and (iv) the private placement shares and private placement warrants (and the ordinary shares issuable upon the exercise of such warrants) will be entitled to registration rights. If we do not complete our initial business combination within the completion window, the private placement warrants will expire worthless. Our sponsor and the underwriters have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to private placement units. Otherwise the private placement units have terms and provisions that are identical to those of the shares being sold in this offering.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one forward purchase share and one-third of one forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee.

The forward purchase shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that they will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities,” and will be subject to registration rights. The forward purchase warrants will have the same terms as the private placement warrants.

Our sponsor and our executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities

The founder shares, private placement units (including the securities comprising such units), forward purchase securities and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and management team and the forward purchase agreement. Those lock-up provisions provide that (i) the founder shares are not transferable or salable until the earlier of (A) 180 days after the completion of our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) the private placement units (including the securities comprising such units) and the forward purchase securities and the securities underlying the forward purchase securities are not transferable or saleable until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) by virtue of the laws of the Cayman Islands or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement units (including the securities comprising such units), which will be issued in a private placement simultaneously with the closing of this offering, (iii) private placement units (including the securities comprising such units) that may be issued upon conversion of working capital loans and (iv) forward purchase securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities and any of our other securities they hold or acquire prior to the consummation of our initial business combination for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The underwriters and their designees may not exercise their demand and “piggy-back” registration rights after five years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 5, 2026, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for 7,187,500 founder shares. On March 13, 2026, our sponsor surrendered for no consideration 862,500 founder shares, resulting in our sponsor holding an aggregate of 6,325,000 founder shares. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 25,300,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Up to 825,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. In addition, our sponsor will surrender to us for no consideration after the closing of this offering a number of Class B ordinary shares equal to the number of Class A ordinary shares underlying the warrants included in the units sold in this offering. The sponsor will surrender up to 825,000 founder shares in respect of the warrants if the underwriters’ over-allotment option is not exercised in full, leaving our sponsor with an aggregate of 5,500,000, or 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full.

Our sponsor and the underwriters have committed, pursuant to a written agreement, to purchase an aggregate of 640,000 private placement units (or up to 706,000 private placement units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per private placement share ($6,400,000 in the aggregate or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Of those 640,000 private placement units, our sponsor has agreed to purchase 420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full). The underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full). The private placement units will be identical to the units sold in this offering except that (i) the private placement warrants will not be redeemable by us, (ii) the private placement units (including the securities comprising such units) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) the private placement warrants may be exercised by the holders on a cashless basis, and (iv) the private placement shares and private placement warrants (and the ordinary shares issuable upon the exercise of such warrants) will be entitled to registration rights.

Our sponsor, officers or directors, or any of their affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

We currently sub-lease our executive offices at 767 Fifth Avenue, 15th Floor, New York, New York 10153 from our sponsor. Commencing on the date of this prospectus, we will pay $480,000 for office space and administrative services provided to members of our management team in an amount equal to $20,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We have agreed, pursuant to the administrative services and indemnification agreement with our sponsor and Irenic relating to the monthly payment for office space and administrative services, that we will indemnify our sponsor and Irenic from any claims (i) arising out of or relating to this offering or the company’s operations or conduct of the company’s business, (ii) in respect of any investment opportunities sourced by the sponsor, Irenic and their respective affiliates, and/or (iii) any claim against our sponsor or Irenic alleging any expressed or implied management or endorsement by our sponsor or Irenic of any of the company’s activities or any express or implied association between our sponsor and the company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Such agreement also permits us to temporarily use the Irenic name and corporate address.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $400,000 to be used for offering-related and organizational expenses. This loan is non-interest bearing and unsecured. This loan is due at the earlier of December 31, 2026 or the closing of this offering and is anticipated to be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to Irenic Sponsor, LLC, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with the Evergreen Fund pursuant to which the Evergreen Fund will commit that it will purchase from us 5,000,000 forward purchase units, consisting of one forward purchase share and one-third of one forward purchase warrant, for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close concurrently with the closing of our initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the business combination, will be used to satisfy the cash requirements of the business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-business combination company for working capital or other purposes. The Evergreen Fund’s commitment under the forward purchase agreement will be subject to approval, prior to our entering into a definitive agreement for our initial business combination, of its investment committee. The forward purchase shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that they will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities,” and will be subject to registration rights. The forward purchase warrants will have the same terms as the private placement warrants.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, private placement units and forward purchase securities, which is described under the heading “Principal Shareholders — Registration Rights.”

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

DESCRIPTION OF SECURITIES

We are an exempted company under the laws of the Cayman Islands (company number CT-432214) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 480,000,000 ordinary shares, $0.0001 par value each, including 400,000,000 Class A ordinary shares and 80,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-third of one warrant to purchase a Class A ordinary share, such warrant will not be exercisable. If a warrant holder holds three-thirds of one warrant, such whole warrant will be exercisable for one Class A ordinary share at a price of $11.50 per share. The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Jefferies informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private placement units. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into private placement units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units.

Ordinary Shares

Prior to the date of this prospectus, there were 6,325,000 Class B ordinary shares outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own 20% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants). Up to 825,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. In addition, our sponsor will surrender to us for no consideration after the closing of this offering a number of Class B ordinary shares equal to the number of Class A ordinary shares underlying the warrants included in the units sold in this offering. The sponsor will surrender 825,000 founder shares if the underwriters’ over-allotment is not exercised, leaving our sponsor with an aggregate of 5,500,000, or 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full.

Upon the closing of this offering, 28,140,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding surrender for no consideration of 825,000 founder share) including:

◾	22,000,000 Class A ordinary shares issued as part of this offering;
◾	5,500,000 Class B ordinary shares and 640,000 Class A ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. However, prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 400,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors. We may not hold an annual general meeting to elect new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There are no redemption rights with respect to the warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash in connection with the completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution passed by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our initial shareholders’ founder shares and the private placement shares, we would need 7,930,001, or 36.1%, of the 22,000,000 public shares included in the units sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved by way of ordinary resolution (assuming all outstanding shares are voted and the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Assuming that only one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, are voted, we will not need any public shares in addition to our founder shares and private placement shares to be voted in favor of an initial business combination in order to have an initial business combination approved by way of ordinary resolution. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. If we seek shareholder approval for an extension, holders of our public shares will be offered an opportunity to redeem their shares upon approval of such extension, regardless of whether they abstain, vote in favor of or vote against such extension.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within the completion window, we will as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from assets outside the trust account. However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, in connection with the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares and private placement shares have the same shareholder rights as public shareholders, except that (i) the founder shares and private placement shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (y) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them, any private placement shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (iv) the founder shares are automatically convertible into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, and (v) prior to the closing of our initial business combination and while any Class B ordinary shares are issued and outstanding, only holders of Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

The founder shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the private placement shares, forward purchase shares and the ordinary shares underlying the private placement warrants and forward purchase warrants and after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement units issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) 180 days after the completion of our initial business combination, and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Up to 825,000 founder shares will be surrendered to us for no consideration depending on the exercise of the over-allotment option.

Register of Members

Under the Companies Act, we must keep a register of members and there will be entered therein:

◾	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm: (i) the amount paid or agreed to be considered as paid, on the shares of each member; (ii) the number and category of shares held by each member; and (iii) whether each relevant category of shares held by a shareholder carries voting rights under amended and restated memorandum and articles of association, and, if so, whether such voting rights are conditional;
◾	the date on which the name of any person was entered on the register as a member; and
◾	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (i.e. that is register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and such court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Preference Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares.

This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share comprising part of such unit.

We have agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of our initial business combination, we will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

◾	in whole and not in part;
◾	at a price of $0.01 per warrant;
◾	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”);
◾	to each warrant holder; and
◾	if, and only if, the reported closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the

$18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares during the exercise period for the warrants (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another entity or conversion of the company as another entity, each as approved by the Board, during the exercise period (other than a consolidation or merger in which we are the continuing corporation and are not a subsidiary of another entity whose shareholders did not own all or substantially all of the ordinary shares in substantially the same proportions immediately before such transaction and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved during the exercise period, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”). If the holders of the ordinary shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by the holders of the ordinary shares in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by the holders of the ordinary shares (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of public shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding ordinary shares, the holder of a warrant will be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of shares in the successor entity that are listed for trading on a national securities exchange or quoted in an established over-the-counter market, or are to be so listed for trading or quoted immediately following such transaction, and if the registered holder of the warrant properly exercises the warrant within thirty (30) days following public disclosure of the consummation of such transaction, the warrant exercise price will be reduced by an amount equal to the difference of (i) the warrant price in effect prior to such reduction minus (ii) (A) the per share consideration (as defined in the warrant agreement) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the warrant agreement). The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise would not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants, provided that so long as the underwriters hold any private placement warrants, the consent of the underwriters will be required. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities) at a Newly Issued Price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us. The sponsor or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. The private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering except that the private placement warrants (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, and (iv) will be entitled to registration rights.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination even if we have substantial assets outside the trust account. Our amended and restated memorandum and articles of association will provide that, prior to the completion of our initial business combination, no dividends or other distributions will be payable on our Class A ordinary shares from assets held outside the trust account, and no additional sums will be deposited into the trust account following the completion of this offering, unless approved by the written consent of the holders of not less than two-thirds of our Class B ordinary shares. Subject to applicable law, the payment of cash dividends following the completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually two-thirds of the voting shares represented in person or by proxy and voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

◾	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
◾	the shareholders have been fairly represented at the meeting in question;
◾	the arrangement is such as a businessman would reasonably approve; and
◾	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements, of an operating business.

Shareholders’ Suits. Conyers Dill & Pearman LLP, our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

◾	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
◾	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
◾	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Conyers Dill & Pearman LLP, our Cayman Islands counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company.

The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

◾	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
◾	an exempted company’s register of members is not open to inspection;
◾	an exempted company does not have to hold an annual general meeting;
◾	an exempted company may issue shares with no par value;
◾	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
◾	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
◾	an exempted company may register as a limited duration company; and
◾	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

The Business Combination Article of our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders in attendance at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend a general meeting (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming our initial shareholders do not purchase any units in this offering and excluding the private placement shares and the ordinary shares underlying the private placement warrants), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

◾	If we are unable to complete our initial business combination within the completion window, we will as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law;
◾	Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination;
◾	Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that the consideration to be paid by us in such a business combination is fair to our company from a financial point of view;
◾	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;
◾	If our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes paid or payable (other than excise or similar taxes)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein;
◾	We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and
◾	Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. The enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated memorandum and articles of association. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Economic Substance, AML, Sanctions — Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Organisation for Economic Co-operation and Development’s Base Erosion and Profit Shifting initiative as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act, (As Revised) (the “Economic Substance Act”) contains economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, our compliance obligations will include filing an annual notification, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. If the Cayman Islands Tax Information Authority determines that the Company or any of its Cayman Islands subsidiaries has failed to meet the requirements imposed by the Economic Substance Act the Company may face significant financial penalties, restriction on the regulation of its business activities and/or may be struck off as a registered entity in the Cayman Islands.

As it is still a relatively new regime, it is anticipated that the Economic Substance Act and associated guidance will evolve and may be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

In addition, in order to comply with legislation, regulations and guidance aimed at the prevention of money laundering, terrorist financing and proliferation financing, and sanctions legislation the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers and their beneficial owners, controllers or authorized persons (where applicable) (“Related Persons”) to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also rely on, or delegate to, a suitable person the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information).

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber or their Related Persons. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA.

In the following notice, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(ii)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids.

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 28,140,000 (or 32,331,000 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the Class A ordinary shares included in the units sold in this offering (22,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 25,300,000 shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (5,500,000 founder shares if the underwriters’ over-allotment option is not exercised and 6,325,000 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement units will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Upon the closing of the sale of the forward purchase securities, all of the 5,000,000 forward purchase shares, 1,666,667 forward purchase warrants and Class A ordinary shares underlying the forward purchase warrants will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

◾	1% of the total number of Class A ordinary shares then outstanding, which will equal 226,400 shares immediately after this offering (or 260,060 if the underwriters exercise in full their over-allotment option); or
◾	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

◾	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
◾	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
◾	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
◾	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement units (including the securities comprising such units), which will be issued in a private placement simultaneously with the closing of this offering, (iii) private placement units (including the securities comprising such units) that may be issued upon conversion of working capital loans and (iv) forward purchase securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities and any of our other securities they hold or acquire prior to the consummation of our initial business combination for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The underwriters and their designees may not exercise their demand and “piggy-back” registration rights after five years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to have our units, Class A ordinary shares and warrants listed on Nasdaq under the symbols “IACQU,” “IACQ” and “IACQW,” respectively. We expect that our units will be listed on Nasdaq promptly on or after the effective date of this prospectus. Following the date our Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq; however, we will not consummate this offering if our securities are not approved for listing on Nasdaq.

TAXATION

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one-third of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities, as the case may be, nor will gains derived from the disposal of our securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act (As Revised) Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Irenic Acquisition Corp.:

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and
2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1On or in respect of the shares, debentures or other obligations of the company; or

2.2by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 9th day of March 2026.

United States Federal Income Tax Considerations

General

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-third of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants also should apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the Code. This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion does not address the United States federal income tax consequences to our founders, sponsors, officers or directors, or to holders of our founder shares or private placement units. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

◾	banks, financial institutions or financial services entities;
◾	broker-dealers;
◾	taxpayers that are subject to the mark-to-market tax accounting rules;
◾	tax-exempt entities;
◾	governments or agencies or instrumentalities thereof;
◾	insurance companies;
◾	regulated investment companies;
◾	real estate investment trusts;
◾	expatriates or former long-term residents of the United States;
◾	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our shares;
◾	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
◾	persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
◾	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
◾	controlled foreign corporations;
◾	passive foreign investment companies; and
◾	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws.

We have not sought, and do not expect to seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner, member or beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. Partners, members or other beneficial owners of a partnership or other pass-through entity holding our securities are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one Class A ordinary share and one-third of one warrant, and we intend to treat the acquisition of a unit in such manner. By purchasing a unit, you agree to adopt such treatment for United States federal income tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-third of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each holder must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and the one-third of one warrant should be the holder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share and one-third of one warrant constituting the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-third of one warrant based on their respective fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A ordinary share and the one-third of one warrant comprising a unit and the combination of three thirds of one warrant into a single warrant should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the units, Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for United States federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is, for United States federal income tax purposes:

◾	an individual who is a citizen or resident of the United States;
◾	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
◾	an estate whose income is subject to United States federal income tax regardless of its source; or
◾	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person (as defined in the Code).

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property paid on our Class A ordinary shares (other than certain distributions of our shares or rights to acquire our shares) to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if (i) our Class A ordinary shares are readily tradable on an established securities market in the United States, (ii) we are not a PFIC in the taxable year in which the dividend was paid or in the previous year, and (iii) certain other requirements, including certain holding period requirements, are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A ordinary shares for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including a redemption of our Class A ordinary shares (as described below) or warrants that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the completion window). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A ordinary shares for this purpose. If the running of the holding period for the Class A ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the Class A ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then relative fair market values of the Class A ordinary shares and the warrants comprising the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to the Class A ordinary share or the one-third of one warrant comprising such unit, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a Class A ordinary share, by any prior distributions treated as a return of capital. See “Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to the exercise of a warrant.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (such open market purchase of Class A ordinary shares by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption. A redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which generally would include Class A ordinary shares which could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our warrants). The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption of any Class A ordinary shares.

If none of the foregoing tests are satisfied, then the redemption of any Class A ordinary shares will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own 5% percent (or, if our Class A ordinary shares are not then publicly traded, 1% percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either of these cases, a U.S. Holder’s tax basis in the Class A ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares received would be treated as commencing on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants equal to the number of Class A ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the Class A ordinary shares that would have been received in a regular exercise of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, the U.S. Holder’s aggregate tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants”. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of our Class A ordinary shares. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “— Taxation of Distributions”).

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year in which the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each prospective investor is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the warrants.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held (or was deemed to hold) Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election (as discussed below) for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants (which may include gain realized by reason of transfers of Class A ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A ordinary shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).

Under these excess distribution rules:

◾	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;
◾	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
◾	the amount allocated to each other taxable year (or portion thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and
◾	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above in respect to our Class A ordinary shares (but, under current law, not the warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its Class A ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Class A ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Class A ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares.

Under current law, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income and any further loss recognized will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as capital loss. Under current law, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge under the excess distribution rules described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC.

In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S.

Holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares and warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S.

Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include our units, Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the specified foreign financial asset and other reporting obligations and their application to an investment in our units, Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants who or that is for United States federal income tax purposes:

◾	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
◾	a foreign corporation; or
◾	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, Class A ordinary shares or warrants. These individuals should consult their tax advisors regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our securities.

The characterization for United States federal income tax purposes of distributions of cash or other property on a Non-U.S. Holder’s Class A ordinary shares generally will correspond to the United States federal income tax characterization of such distributions of a U.S. Holder’s Class A ordinary shares, as described under “— U.S. Holders — Taxation of Distributions” above. Dividends (including, as described under “— U.S. Holders — Possible Constructive Distributions” above, constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares or warrants generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including, as described under “— U.S. Holders — Possible Constructive Distributions” above, constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The United States federal income tax treatment of a Non-U.S. Holder’s receipt of any Class A ordinary share upon the exercise of a warrant or the lapse of a warrant held by a Non-U.S. Holder generally will correspond to the United States federal income tax treatment of the receipt of a Class A ordinary share on the exercise of a warrant or of the lapse of a warrant held by a U.S. Holder, as described under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants.

The characterization for United States federal income tax purposes of the redemption of the Non-U.S. Holder’s Class A ordinary shares or warrants generally will correspond to the United States federal income tax treatment of such a redemption of a U.S. Holder’s Class A ordinary shares or warrants, as described under “— U.S. Holders — Redemption of Class A Ordinary Shares” or “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, as applicable, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “— Non-U.S. Holders” based on such characterization.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange, redemption or other taxable disposition of our Class A ordinary shares or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 (together with appropriate attachments) or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated                     , 2026, among us and Jefferies LLC, as representative of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of units shown opposite its name below:

NUMBER OF
UNDERWRITER	UNITS
Jefferies LLC
Odeon Capital Group LLC
Total	22,000,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the units if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the units as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the units subject to its acceptance of the units from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriter has advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $       per unit. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of $        per unit to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Compensation

The following table shows the underwriting discounts and commissions in cash that we are to pay the underwriter in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	NO	FULL
	EXERCISE	EXERCISE
Per Unit(1)(2)	$0.60	$0.60
Total(1)(2)	$13,200,000	$15,180,000

(1)	$0.20 per unit, or $4,400,000 in the aggregate (or $5,060,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the proposed public offering. In addition, the underwriters will be entitled to a deferred fee of $0.40 per unit, or $8,800,000 in the aggregate (or $10,120,000 if the underwriters’ over-allotment is exercised in full) is payable to the underwriters for deferred underwriting commissions and will be placed in a trust account located in the United States as described herein. The deferred commissions will be fully earned by the underwriter upon the payment of the purchase price for the units purchased by the underwriters on the closing of this offering and will be released to the underwriters only on and concurrently with completion of an initial business combination.
(2)	As described below under “— Purchases of Private Placement Units,” the underwriters have committed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full) for an aggregate purchase price of $2,200,000 (or up to $2,530,000 if the underwriters’ over-allotment option is exercised in full), or $10.00 per unit, in the private placement that will occur simultaneously with the completion of this offering. The private placement units (including private placement shares and private placement warrants underlying such private placement units and the Class A ordinary shares underlying such private placement warrants) have been deemed compensation by FINRA, as is the right of first refusal described below.

If we do not complete our initial business combination and subsequently liquidate, the underwriter has agreed that it will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,000,000. We have agreed to reimburse the underwriters for (i) FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000; and (ii) costs of background checks and the costs of attending any “due diligence” meetings, not to exceed $25,000. We have agreed to provide Jefferies with a right of first refusal to provide investment banking services in connection with certain future transactions for a period of three years from the commencement of sales in this offering.

Determination of Offering Price

Prior to this offering, there has not been a public market for our units. Consequently, the initial public offering price for our units was determined by negotiations between us and the underwriter. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units and its components will trade in the public market subsequent to the offering or that an active trading market for the units or its components will develop and continue after the offering.

Listing

We intend to apply to have our units listed on Nasdaq under the symbol “IACQU.” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “IACQ” and “IACQW,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Units

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 3,300,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriter sells more units than the total number set forth on the cover page of this prospectus.

Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement

Our sponsor, officers and directors have agreed pursuant to the letter agreement with our sponsor, officers and directors not to transfer, assign or sell any founder shares they may hold until the earlier to occur of: (A) 180 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our management team with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Pursuant to the letter agreement, the private placement units (including any private placement shares or private placement warrants included in such private placement units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Forward Purchase Securities”).

Further, pursuant to the underwriting agreement we have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Jefferies offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement units, (2) issue and sell the additional Class A ordinary shares to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares, the private placement shares included in the private placement units, the private placement warrants included in the private placement units and ordinary shares issuable upon conversion of the founder shares or upon exercise of private placement warrants, and (4) issue securities in connection with an initial business combination, including the forward purchase securities. Jefferies in its sole discretion, may release any of the securities subject to these restrictions at any time without notice. The foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer).

Our letter agreement contains a provision that also subjects our sponsor and our directors and officers to the restrictions of the underwriting agreement that are described in the foregoing paragraph. Pursuant to such provision in the letter agreement the sponsor and our officers and directors agree, subject to the same exceptions that are described in the foregoing and to certain limited exceptions as described in the letter agreement (for more information on such limited exceptions, also see “Securities Eligible for future sale — Contractual transfer restrictions”), that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Jefferies offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, warrants,

Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares. The written consent of Jefferies, us, the sponsor and each of the directors and officers with respect to herself or himself, will be required in connection with a change, amendment, modification or waiver to the provision of the letter agreement described in the foregoing. For more information on the letter agreement and a summary of the transfer restrictions included therein and the exceptions to the transfer restrictions described above, also see “Proposed Business — Initial Business Combination” and “Risk Factors — Risks Relating to our Sponsor and Management Team — Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.”

Purchases of Private Placement Units

The underwriters have committed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriter’s over-allotment option is exercised in full) for an aggregate purchase price of $2,200,000 (or up to $2,530,000 if the underwriter’s over-allotment option is exercised in full), or $10.00 per unit, in the private placement that will occur simultaneously with the completion of this offering. The terms of the private placement units are identical to those of the public units, except that the private placement units are subject to certain limited exceptions as described in this prospectus. The private placement units (including private placement shares and private placement warrants underlying such private placement units and the Class A ordinary shares underlying such private placement warrants) have been deemed compensation by FINRA and are therefore subject to the lock-up restrictions imposed by FINRA Rule 5110(e) pursuant to which these securities will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2) including to any member participating in the offering and the officers or partners, registered persons or affiliates thereof. In addition, the private placement warrants issued to the underwriters may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. We have granted the underwriters and their designees certain registration rights relating to these securities. The underwriters and their designees may not exercise their demand and “piggy-back” registration rights after five years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion. The private placement warrants included in the private placement units are initially exercisable at $11.50 per share. The underwriters have agreed not to exercise any private placement warrants purchased by them more than five years from the commencement of sales in this offering, as required by FINRA Rule 5110(g)(8)(A).

Stabilization

The underwriter has advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

We do not have any expectation, understanding or agreement with any underwriter for such underwriter to provide any additional services to us after the consummation of this offering relating to our initial business combination, the financing thereof or other related transactions. The underwriting agreement does not obligate the underwriters to perform any services in connection with our initial business combination or to receive their deferred commissions, which will be fully earned by the underwriters upon the payment of the purchase price for the units purchased by the underwriters on the closing of this offering and will be released to the underwriters only on and concurrently with completion of an initial business combination.

We may engage the underwriters, in our discretion, for example, to introduce us to potential target businesses, provided financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

◾	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,
◾	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,
◾	where required by law, the purchaser is purchasing as principal and not as agent, and
◾	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

◾	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
◾	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
◾	a person associated with the Company under Section 708(12) of the Corporations Act; or
◾	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

◾	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
◾	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
◾	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
◾	where no consideration is or will be given for the transfer;
◾	where the transfer is by operation of law;
◾	as specified in Section 276(7) of the SFA; or
◾	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU exit) Regulations 2019, except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)

in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, (the “FSMA”), provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each underwriter has represented and agreed that:

◾	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and
◾	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any units in, from or otherwise involving the United Kingdom.

Cayman Islands

We are not licensed to conduct investment business in the Cayman Islands by the Cayman Islands Monetary Authority and this document does not constitute an offer to members of the public of our units, warrants or Class A ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Our units, warrants and Class A ordinary shares have not been offered or sold, and will not be offered or sold and no invitation to subscribe will be made, directly or indirectly, to members of the public in the Cayman Islands.

LEGAL MATTERS

White & Case LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to the units and warrants. Conyers Dill & Pearman LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Kirkland & Ellis LLP (US), New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Irenic Acquisition Corp. as of March 6, 2026 and for the period from March 4, 2026 (inception) through March 6, 2026 appearing in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Irenic Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

IRENIC ACQUISITION CORP.

Page
Financial Statements of Irenic Acquisition Corp.:
Report of Independent Registered Public Accounting Firm (PCAOB ID 199)	F-2
Balance Sheet as of March 6, 2026 and March 31, 2026 (unaudited)	F-3
Statement of Operations for the Period from March 4, 2026 (Inception) through March 31, 2026 (unaudited) and for the Period from March 4, 2026 (Inception) through March 6, 2026	F-4
Statement of Changes in Shareholder’s Equity for the Period from March 4, 2026 (Inception) through March 31, 2026 (unaudited) and for the Period from March 4, 2026 (Inception) through March 6, 2026	F-5
Statement of Cash Flows for the Period from March 4, 2026 (Inception) through March 31, 2026 (unaudited) and for the Period from March 4, 2026 (Inception) through March 6, 2026	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of
Irenic Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Irenic Acquisition Corp. (the “Company”) as of March 6, 2026, the related statements of operations, changes in shareholder’s equity and cash flows for the period from March 4, 2026 (inception) through March 6, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 6, 2026, and the results of its operations and its cash flows for the period from March 4, 2026 (inception) through March 6, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations for a reasonable period of time, which is generally considered to be one year from the issuance date of the financial statements. The Company’s ability to execute its business plan is dependent upon its completion of a proposed initial public offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2026.

Saddle Brook, NJ
March 25, 2026

IRENIC ACQUISITION CORP.

BALANCE SHEETS

	MARCH 31,	MARCH 6,
	2026	2026
	(UNAUDITED)
ASSETS:
Prepaid expenses — current asset	$20,000	$20,000
Deferred offering costs	270,246	72,874
Total assets	$290,246	$92,874
LIABILITIES AND SHAREHOLDER’S (DEFICIT) EQUITY:
Liabilities:
Accrued expenses	$5,000	$12,420
Accrued offering costs	231,796	72,874
Promissory note – related party	82,370	—
Total liabilities	319,166	85,294
Commitments and contingencies
Shareholder’s (Deficit) Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; none issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 80,000,000 shares authorized; 6,325,000 shares issued and outstanding(1)	633	633	(2)
Additional paid-in capital	24,367	24,367
Accumulated deficit	(53,920)	(17,420)
Total shareholder’s (deficit) equity	(28,920)	7,580
Total liabilities and shareholder’s (deficit) equity	$290,246	$92,874

(1)	This number includes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

On March 13, 2026, the Sponsor surrendered for no consideration 862,500 Founder Shares, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. All share and per share data has been retrospectively presented.

The accompanying notes are an integral part of these financial statements.

IRENIC ACQUISITION CORP.

STATEMENT OF OPERATIONS

	FOR THE PERIOD	FOR THE PERIOD
	FROM MARCH 4, 2026	FROM MARCH 4,2026
	(INCEPTION)	(INCEPTION)
	THROUGH	THROUGH
	MARCH 31, 2026	MARCH 6, 2026
	(UNAUDITED)
Formation, general, and administrative costs	$53,920	$17,420
Net loss	$(53,920)	$(17,420)
Basic and diluted weighted average Class B ordinary shares outstanding(1)	5,500,000	5,500,000	(2)
Basic and diluted net loss per Class B ordinary share	$(0.01)	$(0.00)

(1)	This number excludes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

On March 13, 2026, the Sponsor surrendered for no consideration 862,500 Founder Shares, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. All share and per share data has been retrospectively presented.

The accompanying notes are an integral part of these financial statements.

IRENIC ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 4, 2026 (INCEPTION) THROUGH MARCH 31, 2026 (UNAUDITED) AND FOR THE PERIOD FROM MARCH 4, 2026 (INCEPTION) THROUGH MARCH 6, 2026

	ORDINARY SHARES				ADDITIONAL		TOTAL
	CLASS A		CLASS B		PAID-IN	ACCUMULATED	SHAREHOLDER’S
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY (DEFICIT)
Balance, March 4, 2026	—	$—	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor(1)(2)	—	—	6,325,000	633	24,367	—	25,000
Net loss	—	—	—	—	—	(17,420)	(17,420)
Balance, March 6, 2026	—	$—	6,325,000	$633	$24,237	$(17,420)	$7,580
Net loss	—	—	—	—	—	(36,500)	(36,500)
Balance, March 31, 2026 (unaudited)	—	$—	6,325,000	$633	$24,237	$(53,920)	$(28,920)

(1)	This number includes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

On March 13, 2026, the Sponsor surrendered for no consideration 862,500 Founder Shares, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. All share and per share data has been retrospectively presented.

The accompanying notes are an integral part of these financial statements.

IRENIC ACQUISITION CORP.

STATEMENT OF CASH FLOWS

	FOR THE	FOR THE
	PERIOD FROM	PERIOD FROM
	MARCH 4,	MARCH 4,
	2026	2026
	(INCEPTION)	(INCEPTION)
	THROUGH	THROUGH
	MARCH 31,	MARCH 6,
	2026	2026
	(UNAUDITED)
Cash Flows from Operating Activities:
Net loss	$(53,920)	$(17,420)
Changes in operating assets and liabilities:
Prepaid expenses	(20,000)	(20,000)
Accrued expenses	5,000	12,420
Net cash used in operating activities	(68,920)	(25,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares	25,000	25,000
Proceeds from promissory note -related party	82,370	—
Payment of offering costs	(38,450)	—
Net cash provided by financing activities	68,920	25,000
Net change in cash	—	—
Cash at beginning of the periods	—	—
Cash at end of the period	$—	$—
Noncash investing and financing activities:
Deferred offering costs included in accrued offering costs	$231,796	$72,874

The accompanying notes are an integral part of these financial statements.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 1 — Organization and Plan of Business Operations

Irenic Acquisition Corp. is a blank check company incorporated as an exempted company under the laws of the Cayman Islands on March 4, 2026. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of March 31, 2026, the Company had not commenced any operations. All activity for the period from March 4, 2026 (inception) through March 31, 2026 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Irenic Sponsor, LLC (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 22,000,000 units at $10.00 per unit (the “Units”) (or 25,300,000 Units if the underwriters’ over-allotment option is exercised in full) (the “Proposed Public Offering”), and the sale of 640,000 Private Placement Units (or 706,000 Private Placement Units if the underwriters’ over-allotment option is exercised in full) (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $6,400,000 (or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full), in a private placement with the Sponsor and the underwriters that will close simultaneously with the closing of the Proposed Offering. Of those 640,000 Private Placement Units (or 706,000 Private Placement Units if the underwriters’ over-allotment option is exercised in full), the Sponsor has agreed to purchase 420,000 Private Placement Units (453,000 Units if the underwriters’ over-allotment option is exercised in full) and the underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 Private Placement Units if the underwriters’ over-allotment option is exercised in full). Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. The Company has granted the underwriters a 45-day option from the proposed public offering to purchase up to 3,300,000 additional Units to cover over-allotment option outstanding.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one or more Business Combinations with having an aggregate fair market value equal to at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes paid or payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.00 per unit sold in the Proposed Offering, including proceeds of the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) and initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares in connection with the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including interest earned on the funds held in the Trust Account (net of amounts released to the Company to fund taxes payable (other than excise or similar taxes). The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 1 — Organization and Plan of Business Operations (continued)

If the Company seeks shareholder approval, the Company will complete a Business Combination only if it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the Company’s ordinary shares which are represented in person or by proxy and are voted at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Proposed Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Placement Units and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Completion Window (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Units if the Company fails to complete a Business Combination.

The Company will have within 24 months from the closing of the Proposed Offering to complete a Business Combination or such other time period in which it must complete a Business Combination pursuant to an amendment to its Amended and Restated Memorandum and Articles of Association (the “Completion Window”). If the Company is unable to complete a Business Combination within the Completion Window, the Company will as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less taxes paid or payable (other than excise or similar taxes) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will constitute full and complete payment for the Public Shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 1 — Organization and Plan of Business Operations (continued)

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Units if the Company fails to complete a Business Combination within the Completion Window. However, if the Sponsor acquires Public Shares in or after the Proposed Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Completion Window. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Completion Window and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per share ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, less taxes paid or payable (other than excise or similar taxes). This liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (the “US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The accompanying unaudited financial statements as of March 31, 2026 and for the period from March 4, 2026 (inception) through March 31, 2026 have been prepared in accordance with U.S. GAAP and the rules of the SEC. In the opinion of management, all adjustments (consisting of a normal accruals) considered for a fair presentation have been included. The interim results for the period from March 4, 2026 (inception) through March 31, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future interim periods.

In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Presentation of Financial Statements — Going Concern” as of March 31, 2026, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor entity, and the Sponsor entity has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or a minimum one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 2 — Summary of Significant Accounting Policies (continued)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and warrants, prorate, allocating the Proposed Public Offering proceeds to the assigned value of the warrants and to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares will be charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants will be charged to shareholder’s equity as Public and Private Placement Warrants after management’s evaluation will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”), which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2026 and March 6, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 2 — Summary of Significant Accounting Policies (continued)

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Ordinary Share

Net loss per Class B ordinary share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the periods, excluding Class B ordinary shares subject to forfeiture.

Weighted average shares were reduced for the effect of an aggregate of 825,000 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At March 31, 2026 and March 6, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per Class B ordinary share is the same as basic loss per Class B ordinary share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Warrant Instruments

The Company will account for the Public and Private Warrants to be issued in connection with the Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the warrant instruments under equity treatment at their assigned value. There are no Public or Private Warrants outstanding as of March 31, 2026 and March 6, 2026.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Offering

Pursuant to the Proposed Offering, the Company will offer for sale up to 22,000,000 units (or 25,300,000 units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per unit. Each unit will consist of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

The Sponsor and the underwriters have committed to purchase an aggregate of 640,000 Private Placement Units (or 706,000 Private Placement Units if the underwriters’ over-allotment is exercised in full) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $6,400,000 (or $7,060,000 if the over-allotment option is exercised in full), from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. Of those 640,000 Private Placement Units (or 706,000 Private Placement Units if the underwriters’ over-allotment option is exercised in full), the Sponsor has agreed to purchase 420,000 Private Placement Units (453,000 Units if the underwriters’ over-allotment option is exercised in full) and the underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 Private Placement Units if the underwriters’ over-allotment option is exercised in full). The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. If the Company does not complete a Business Combination within the Completion Window, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 5 — Related Party Transactions

Founder Shares

On March 5, 2026, the Sponsor paid an aggregate of $25,000 to cover certain general and administrative costs of the Company in consideration for 7,187,500 of the Company’s Class B ordinary shares (the “Founder Shares”). On March 13, 2026, the Sponsor surrendered for no consideration 862,500 Founder Shares, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. All share and per share presentation has been retrospectively presented. The Founder Shares include an aggregate of up to 825,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Proposed Offering (excluding the Private Placement Units and the ordinary shares underlying the warrants).

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) 180 days after the completion of the initial Business Combination, and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On March 5, 2026, the Company issued a promissory note to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $400,000. The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2026 or the closing of the Public Offering. As of March 31, 2026 and March 6, 2026, there are $82,370 and no borrowings under the Promissory Note, respectively.

Administrative Services and Indemnification Agreement

Commencing on the effective date of the Proposed Offering, the Company will enter into an administrative services and indemnification agreement with the Sponsor and Irenic Capital Management LP (“Irenic”) pursuant to which the Company will pay the Sponsor $20,000 per month for office space and administrative services until the completion of a Business Combination or the Company’s liquidation. Pursuant to such agreement, the Company will indemnify the Sponsor and Irenic from any claims (i) arising out of or relating to the Proposed Offering or the Company’s operations or conduct of the Company’s business, (ii) in respect of any investment opportunities sourced by the Sponsor, Irenic and their respective affiliates, and/or (iii) any claim against the Sponsor or Irenic alleging any expressed or implied management or endorsement by the Sponsor or Irenic of any of the Company’s activities or any express or implied association between the Sponsor and the Company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our Trust Account. Such agreement also permits the Company to temporarily use the Irenic name and corporate address.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. Repayment of Working Capital Loans which may be made by the Sponsor or an affiliate of the Sponsor or certain of the officers and directors to finance transaction costs in connection with an intended initial Business Combination. Up to $1,500,000 of such loans may be convertible into Private Placement Units of the post-business combination entity at a price of $10.00 per Unit at the option of the lender. Such units would be identical to the Private

Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There have been no borrowings under this arrangement to date.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units and shares that may be issued upon conversion of the Working Capital Loans and Forward Purchase Units will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering requiring the Company to register a sale of any of the securities held by them, including any other securities of the Company acquired by them prior to the consummation of the Company’s initial Business Combination. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

The Company’s ability to complete a Proposed Public Offering or an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate a Proposed Public Offering or an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete the Proposed Public Offering or an initial Business Combination. Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 3,300,000 additional units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per unit, or $4,400,000 in the aggregate (or $5,060,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.40 per unit, or $8,800,000 in the aggregate (or $10,120,000 if the underwriters’ over-allotment is exercised in full). The deferred fee will become payable to the underwriters for deferred underwriting commissions placed in a Trust Account located in the United States and released to the underwriters only upon the completion of an initial Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreement

The Company intends to enter into a forward purchase contract, in which the subscriber will purchase from the Company, on a private placement basis, 5,000,000 units (“Forward Purchase Units”), each comprised of one Class A share (“Forward Purchase Share”) and one-third of one Private Placement Warrant (“Forward Purchase Warrant”), generating gross proceeds of $50,000,000, which will close concurrently with the closing of an initial Business Combination.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 7 — Shareholder’s Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At March 31, 2026 and March 6, 2026, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2026 and March 6, 2026, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 80,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2026, there were 6,325,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 825,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Offering (excluding the Private Placement Units and the ordinary shares underlying the warrants).

Prior to the closing of the initial Business Combination and while any Class B ordinary shares are issued and outstanding, only holders of the Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of the Company’s shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the completion of a Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the Private Placement Units, Forward Purchase Units and the ordinary shares underlying the warrants), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Warrants — As of March 31, 2026 and March 6, 2026, there were no warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 7 — Shareholder’s Equity (continued)

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

◾	in whole and not in part;
◾	at a price of $0.01 per Public Warrant;
◾	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
◾	if, and only if, the reported closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Completion Window and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination (excluding any issuance of Forward Purchase Units) at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering, except that (i) the Private Placement Warrants will not be redeemable by the Company, (ii) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (iii) the Private Placement Warrants will be exercisable on a cashless basis and (iv) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

IRENIC ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2026

Note 8 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss, which include the following:

	MARCH 31, 2026	MARCH 6, 2026
Deferred offering costs	$270,246	$72,874

	FOR THE	FOR THE
	PERIOD FROM	PERIOD FROM
	MARCH 4, 2026	MARCH 4, 2026
	(INCEPTION)	(INCEPTION)
	THROUGH	THROUGH
	MARCH 31, 2026	MARCH 6, 2026
(UNAUDITED)
Formation, general, and administrative costs	$53,920	$17,420

Formation, general, and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews formation, general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation, general and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

Note 9 — Subsequent Events

Management has evaluated subsequent events that occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

22,000,000 Units

Irenic Acquisition Corp.

PRELIMINARY PROSPECTUS

                         , 2026

Sole Book-Running Manager:

Jefferies

Co-Manager

Odeon Capital Group LLC

Until                , 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$375,000
Accounting fees and expenses	50,000
SEC/FINRA expenses	101,330
Road show expenses	15,000
Exchange listing fee	81,000
Printing and engraving expenses	35,000
Miscellaneous	342,670
Total	$1,000,000

Item 14.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

On March 5, 2026, Irenic Sponsor, LLC, our sponsor, paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for 7,187,500 founder shares. On March 13, 2026, our sponsor surrendered for no consideration 862,500 founder shares, resulting in our sponsor holding an aggregate of 6,325,000 founder shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 25,300,000 shares if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). Up to 825,000 of these shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. The sponsor will surrender 825,000 founder shares if the underwriters’ over-allotment is not exercised, leaving our sponsor with an aggregate of 5,500,000, or 20% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding the private placement shares and the ordinary shares underlying the private placement warrants). After taking into account the private placement units to be issued to the sponsor, our sponsor will own an aggregate of 5,920,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering assuming the over-allotment option is not exercised, or an aggregate of 6,778,000 ordinary shares, or 21.0% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is exercised in full.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. Pursuant to the letter agreement, indirect transfers of the founder shares and private placement units held by our sponsor are restricted to the same extent as direct transfers. The securities held by the sponsor are expected to only be distributed directly to the members of the sponsor in connection with or following the consummation of our initial business combination, provided that such distributions comply with the transfer restrictions on the founder shares and private placement units and that such members agree to become subject to the applicable transfer restrictions with respect to such securities. Indirect transfers of the securities held by the sponsor, such as to another member of the sponsor or their affiliate or a new member of the sponsor, may be permitted with the consent of the managing members of our sponsor, so long as such transfer complies with the applicable transfer restrictions with respect to such securities to the same extent as the party originally subject to such restrictions.

Our sponsor and the underwriters have committed, pursuant to a written agreement, to purchase an aggregate of 640,000 private placement units (or up to 706,000 private placement units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per private placement share ($6,400,000 in the aggregate or up to $7,060,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Of those 640,000 private placement units, our sponsor has agreed to purchase 420,000 private placement units (or up to 453,000 private placement units if the underwriters’ over-allotment option is exercised in full). The underwriters have agreed to purchase 220,000 private placement units (or up to 253,000 private placement units if the underwriters’ over-allotment option is exercised in full). This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Ordinary Share Certificate.
4.2	Specimen Warrant Certificate.
4.3*	Specimen Unit Certificate.
4.4	Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Conyers Dill & Pearman LLP, Cayman Islands legal counsel to the Registrant.
5.2*	Opinion of White & Case LLP.
10.1*	Form of Letter Agreement among the Registrant, Irenic Sponsor, LLC and each of the officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, Irenic Sponsor, LLC and the Holders signatory thereto.
10.4*	Form of Private Placement Units Purchase Agreement among the Registrant and Irenic Sponsor, LLC.
10.5*	Form of Private Placement Units Purchase Agreement among the Registrant and the Underwriters.
10.6*	Form of Indemnity Agreement.
10.7*	Promissory Note issued to Irenic Sponsor, LLC.
10.8*	Securities Subscription Agreement between Irenic Sponsor, LLC and the Registrant.
10.9*	Form of Administrative Services and Indemnification Agreement among the Registrant, Irenic Sponsor, LLC and Irenic Capital Management LP.
10.10*	Form of Forward Purchase Agreement between the Registrant and Irenic Capital Evergreen Master Fund LP.
14.1*	Form of Code of Ethics.
23.1	Consent of CBIZ CPAs P.C..
23.2*	Consent of Conyers Dill & Pearman LLP (included on Exhibit 5.1).
23.3*	Consent of White & Case LLP (included on Exhibit 5.2).
24.1	Power of Attorney.
99.1	Consent of Paul Adams.
99.2	Consent of Kirk Hachigian.
99.3	Consent of Larry Lawson.
107	Filing Fee Table.

*	To be filed by amendment.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	For the purpose of determining liability under the Securities Act of 1933 of any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York, on the 10th day of April 2026.

Irenic Acquisition Corp.

By:	/s/ Adam Katz
Adam Katz
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Adam Katz and Matthew Kupersmith his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Adam Katz	Chief Executive Officer and Director
Adam Katz	(Principal Executive Officer)	April 10, 2026

/s/ Matthew Kupersmith	Chief Financial Officer
Matthew Kupersmith	(Principal Financial and Accounting Officer)	April 10, 2026

/s/ E-Fei Wang
E-Fei Wang	President and Director	April 10, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Irenic Acquisition Corp., in the City of New York in the State of New York, on the 10th day of April, 2026.

By:	/s/ Matthew Kupersmith
Matthew Kupersmith
Chief Financial Officer